                                                                  Exhibit 4.1


                           DATED 13TH JANUARY 1995


                           (1)  NEXUS PHOTO LIMITED

                                      and

                           (2)  NASHUA PHOTO LIMITED

                                      and

                           (3)  NASHUA NEDERLAND B.V.

                                      and

                           (4)  NASHUA PHOTO LICENSING INC.

                                      and

                           (5)  NASHUA CORPORATION

                                      and

                           (6)  NASHUA BELMONT LIMITED

                                      and

                           (7)  NASHUA PHOTO INTERNATIONAL
                                   INVESTMENTS, INC.

                                      and

                           (8)  NASHUA PHOTO EUROPEAN INVESTMENTS, INC.


                    ---------------------------------------

                             AGREEMENT FOR THE SALE
                  AND PURCHASE OF THE NORTHERN IRISH BUSINESS
                   AND EUROPEAN DIRECT MAIL SERVICES BUSINESS
                               OF NEXUS PHOTO LIMITED

                    ---------------------------------------




                             CLIFFORD CHANCE

                             200 Aldersgate Street
                             London EC1A 4JJ

                             Telephone: 071 600 1000
                             Fax:       071 600 5555
                             Reference: MER/SHC/N1962/00230

                                    CONTENTS

CLAUSE
                                                                                                                           PAGE


1.       INTERPRETATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

2.       ASSETS TO BE SOLD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

3.       CONSIDERATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

4.       COMPLETION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

5.       SCANDINAVIAN EQUIPMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

6.       UK EQUIPMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

7.       WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

8.       THE VENDOR'S LIMITATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

9.       LIABILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

10.      TRADE CREDITS AND TRADE DEBTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

11.      CONTRACTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

12.      EMPLOYEES AND PENSIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

13.      VALUE ADDED TAX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

14.      POST-COMPLETION OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

15.      CONFIDENTIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

16.      USE OF INTELLECTUAL PROPERTY RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

17.      FURTHER VENDOR'S UNDERTAKINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

18.      ANNOUNCEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

19.      COMPETITION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

20.      COSTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

21.      FURTHER ASSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

22.      GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

23.      ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

24.      GUARANTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

25.      NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

26.      GOVERNING LAW AND JURISDICTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

27.      COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40


SCHEDULES

1.       Excluded Assets and Excluded Liabilities

2.       Intellectual Property Rights

3.       The Property

4.       Information Concerning the Subsidiaries

5.       Warranties

6.       Apportionments


7.       Creditors to be Discharged by Purchasers

8.       Pension Arrangements

9.       Contracts

10.      Equipment

11.      Employees

12.      Selling Subsidiaries

13.      Major Contracts

AGREED FORM DOCUMENTS

1.       Asset Register

2.       Vehicle Register

3. Release or certificate of non-crystallisation of any Encumbrances affecting the Assets

4.       Letter to Employees

5. Letter to Wholesale Customers (excluding Mail-Order Customers), Clients and Suppliers

6.       Intellectual Property Assignment

7.       Computer Software Licence

8.       Assurances

9.       Trade Debts

10.      Environmental Report

11.      Hivedown Agreement

12.      Escrow Instruction Letter


13.      Transfer Deeds

14.      Belgian Letter

15.      Agreed Schedules

16.      Share Transfer Agreement

17.      Spanish Letter

18.      Stamp Duty Deed

19.      Information Bundles

20.      Scandinavian Licence

THIS AGREEMENT is made on 13 January 1995

BETWEEN:

(1) NEXUS PHOTO LIMITED a company incorporated in England and Wales (registered no. 2916227), whose registered office is at 190 Strand, London WC2R 1JN, England (the "VENDOR");

(2) NASHUA PHOTO LIMITED a company incorporated in England and Wales (registered no. 449460), whose registered office is at Brunel Road, Newton Abbot, Devon TQ12 4PB, England ("PHOTO");

(3) NASHUA NEDERLAND B.V. a company incorporated in Amsterdam, The Netherlands whose registered office is at 3115 Strawinskylaan, 1077-ZX, Amsterdam, The Netherlands ("NEDERLAND");

(4) NASHUA PHOTO LICENSING INC. a company incorporated in Delaware, United States of America whose principal place of business is at 44 Franklin Street, PO Box 2002, Nashua, New Hampshire 03061-2002, USA ("LICENSING");

(5) NASHUA CORPORATION a company incorporated in Delaware, United States of America whose principal place of business is at 44 Franklin Street, PO Box 2002, Nashua, New Hampshire 03061- 2002, USA ("NASHUA");

(6) NASHUA BELMONT LIMITED a company incorporated in Delaware, United States of America whose principal place of business is at 44 Franklin Street, PO Box 2002, Nashua, New Hampshire 03061-2002, USA ("NORTHERN IRELAND");

(7) NASHUA PHOTO INTERNATIONAL INVESTMENTS, INC. a company incorporated in Delaware, United States of America whose principal place of business is at 44 Franklin Street, PO Box 2002, Nashua, New Hampshire 03061-2002, USA ("INTERNATIONAL"); and

(8) NASHUA PHOTO EUROPEAN INVESTMENTS, INC. a company incorporated in Delaware, United States of America whose principal place of business is at 44 Franklin Street, PO Box 2002, Nashua, New Hampshire 03061-2002, USA ("INVESTMENTS").

THE PARTIES AGREE as follows:

1.           INTERPRETATION

1.1          In this Agreement:

             "ACCOUNTS" means the audited profit and loss account of each Subsidiary (other than ColourCare International Limited) for the accounting period ended on, and the audited balance sheet of each Subsidiary (other than ColourCare International Limited) as at, the Last Accounting Date, including all notes, reports and other documents annexed thereto in accordance with any legal requirement or otherwise;

             "AGREED SCHEDULES" means the schedules of title deeds and documents annexed to this Agreement at Appendix 1;

             "ASSET REGISTER" means the register of plant and machinery of the Business in the agreed form;

             "ASSETS" means all property and assets of the Business agreed to be sold and purchased under this Agreement including, without limitation, the benefit and burden of each Contract, the Customer Lists, the Equipment, the Fixed Plant, the Goodwill, the Intellectual Property Rights, the Know-How, the Machinery, the Motor Vehicles, the Office Equipment, the Property, the Stocks, the Nashua Mailers, the Trade Debts, the Confidential Information and all other property, assets and rights owned by the Vendor or by any Subsidiary and which are used solely in connection with the Business (whether in or about the Property or otherwise);

             "ASSURANCES" has the meaning given in Schedule 3;

             "BELGIAN ASSETS" means those Assets both tangible and intangible owned by ColourCare International B.V. in relation to that part of the Business carried on by its Belgian branch;

             "BELGIAN EMPLOYEES" means those Employees employed by ColourCare International B.V. immediately prior to Completion in Belgium being those persons listed under "Belgium" in Schedule 11;

             "BELGIAN LETTER" means the letter in the agreed form relating to the transfer of certain of the Belgian Assets;

             "BUSINESS" means together the Northern Ireland Photoprocessing Business and the European Mail Order Business carried on by the Vendor's Group at Completion;

             "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which clearing banks are open for business in London;

             "COMPLETION" means completion of the sale and purchase of the Business and Assets in accordance with this Agreement;

             "COMPUTER SOFTWARE LICENCE" means the licence in the agreed form to be entered into by ColourCare International Limited (1) and Northern Ireland (2) relating to the Management Information Systems software used in relation to the Business;

             "CONFIDENTIAL INFORMATION" means all information not at present in the public domain relating to the Business or customers or financial or other affairs of the Business including, without limitation, information relating to:

             (a) the marketing of any goods or services including, without limitation, Customer Lists and any other details of customers, sales targets, sales statistics, market share statistics, prices, market research reports and surveys and advertising or other promotional materials; or

             (b) future projects, business development or planning commercial relationships and negotiations; or

             (c)         litigation or legal advice;

             "CONNORS BUSINESS" means the provision of photoprocessing services by ColourCare International (Northern Ireland) Limited to Connors Chemists Limited pursuant to an agreement dated 18 November 1994;

             "CONSIDERATION" means the sum of pounds sterling 16,428,695 together with the Deferred Consideration (if any);

             "CONTRACTS" means all contracts, undertakings, arrangements and engagements of any member of the Vendor's Group relating to the Business which are wholly or partly unperformed at Completion being those supply and distribution agreements, customer and supplier contracts, finance leases, hire and hire purchase agreements listed in Schedule 9 but excluding, for the avoidance of doubt, the leases of the Property and loan agreements (any one of these being a "CONTRACT");

             "CUSTOMER LISTS" means all lists existing at the date of Completion of (i) customers of the European Mail Order Business and (ii) customers of the Northern Ireland Photoprocessing Business;

             "DEFERRED CONSIDERATION" means the aggregate consideration payable by the Purchasers to the Vendor for the Business and the Assets in accordance with Part B of Clause 3;

             "DISCLOSURE LETTER" means the letter of today's date from the Vendor to the Purchasers in relation to the Warranties;

             "DUTCH ASSETS" means those Assets both tangible and intangible owned by ColourCare International B.V. in relation to that part of the Business carried on by its Dutch branch;

             "DUTCH EMPLOYEES" means those Employees employed by ColourCare International B.V. immediately prior to Completion in Holland being those persons listed under "Holland" in Schedule 11 other than G. Van Weddingen;

             "EMPLOYEES" means those persons who are listed in Schedule 11;

             "EMPLOYMENT REGULATIONS" means the Directive of the Counsel of the European Communities No. 77/187 and/or any national legislation or regulation made under, or for the implementation of, that Directive;

             "ENCUMBRANCE" means any mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre- emption, third party right or interest, any other encumbrance or security interest of any kind, and any other type of preferential arrangement (including, without limitation, title transfer and retention arrangements) having a similar effect;

             "ENVIRONMENTAL REPORT" means the report on the phase 2 investigations at the ColourCare Facility, Deal prepared by Dames and Moore and dated November 1994 in the agreed form;

             "EQUIPMENT" means the Scandinavian Equipment and the U.K.
             Equipment;

             "ESCROW ACCOUNT" means a separately designated interest bearing account with Midland Bank plc in the name of the Escrow Agents;

             "ESCROW AGENTS" means together the Vendor's Solicitors and the Purchasers' Solicitors;

             "ESCROW INSTRUCTION LETTER" means the letter in the agreed form relating to the operation of the Escrow Account;

             "EUROPEAN ASSETS" means the Belgian Assets, the Dutch Assets and the Spanish Assets excluding (in each case) trade names and trade marks;

             "EUROPEAN SUBSIDIARIES" means Freeprint Limited, ColourCare International Limited. Nexus S.N.C., ColourCare International B.V., ColourCare International S.L., ColourCare International S.A. and Newbridge Photographic B.V. and "EUROPEAN SUBSIDIARY" shall mean any of the European Subsidiaries individually;

             "EUROPEAN MAIL ORDER BUSINESS" means the business of photoprocessing carried on at Completion by mail order by the European Subsidiaries;

             "EXCLUDED ASSETS" means the assets set out in Schedule 1;

             "FIXED PLANT" means the fixed plant, machinery and those leasehold improvements (so far as they have not become landlord's fixtures) at the Property, owned by any member of the Vendor's Group in connection with the Business at Completion as detailed in the Asset Register;

             "FRENCH SHARES" means the 226,608 ordinary shares of F.F. 100 each in the capital of Nexus S.N.C. to be purchased by International and Investments upon the terms and subject to the conditions set out in this Agreement and in the Share Transfer Agreement;

             "GOODWILL" means the goodwill of the Business together with the right for the Purchasers and any of their subsidiaries to represent themselves as carrying on the Business in continuation of and in succession to the Vendor's Group;

             "HIVEDOWN AGREEMENT" means the agreement in the agreed form to be entered into by ColourCare International S.A. (1) and Nexus S.N.C.
             (2) relating to the Business carried on by ColourCare International S.A. to be contributed to Nexus S.N.C.;

             "IDB GRANTS" means the employment and capital grants made to Belmont Photographic Services Limited by the Industrial Development Board for Northern Ireland under a financial assistance letter of offer dated 8 October 1990;

             "INFORMATION BUNDLES" means the information bundles in the agreed form annexed to the Disclosure Letter;

             "INTELLECTUAL PROPERTY" means patents, registered trade marks, registered service marks, registered designs, copyright, and applications for any of the foregoing, trade and business names, unregistered trade marks and unregistered service marks, rights in designs, inventions, Confidential Information, Know-How, rights under licences, consents, orders, statute or otherwise howsoever in relation to any such rights, and rights of the same or similar effect or nature, in any part of the world;

             "INTELLECTUAL PROPERTY ASSIGNMENT" means the assignment in the agreed form to be entered into by the Vendor (1), ColourCare International S.L. (2), ColourCare International (Northern Ireland) Limited (3), ColourCare International Limited (4), ColourCare International B.V. (5), [Soliscolor S.L. (6)] and Licensing (7), relating to certain of the Intellectual Property Rights;

             "INTELLECTUAL PROPERTY RIGHTS" means all Intellectual Property owned by any member of the Vendor's Group in connection with the Business at Completion including, without limitation, those set out in Schedule 2;

             "IRISH ASSETS" means those Assets both tangible and intangible owned by ColourCare International (Northern Ireland) Limited in relation to that part of the Business carried on in Northern Ireland and the Republic of Ireland;

             "KNOW-HOW" means all information not at present in the public domain owned by any member of the Vendor's Group and relating to the Business held in any form (including, without limitation, that comprised in or derived from drawings, data, formulae, specifications, component lists, instructions, manuals, brochures, catalogues and process descriptions) and relating to:

             (a) the manufacture or production of goods or the provision of services;

             (b) the selection, procurement, construction, installation or use of any raw material, plant, machinery or other equipment or processes;

             (c) the supply, storage, assembly or packing of raw materials, components or partly manufactured or finished products;

             (d)         quality control, testing or certification; or

             (e) the rectification, repair or service of products, plant, machinery or other equipment;

             "LAST ACCOUNTING DATE" means 31st March 1994;

             "MACHINERY" means the loose plant, machinery, tools, moulds, dies, equipment and other like articles owned by the Vendor or any Subsidiary and used solely in connection with the Business at Completion including, without limitation, those shown in the Asset Register;

             "MAJOR CONTRACTS" means those Contracts listed in Schedule 13;

             "MANAGEMENT ACCOUNTS" means the unaudited profit and loss account of each Subsidiary (other than ColourCare International Limited) for the period commencing on the Last Accounting Date and ending on, and the unaudited balance sheet of each Subsidiary (other than ColourCare International Limited) as at, 25th November 1994;

             "MOTOR VEHICLES" means the motor vehicles listed in the Vehicle Register;

             "NASHUA GROUP" means Nashua and any subsidiary or holding company from time to time of Nashua and any subsidiary from time to time of any holding company of Nashua and any reference to "member of the Nashua Group" shall be construed accordingly;

             "NASHUA MAILERS" means envelopes received (whether before, on or after Completion) by any member of the Vendor's Group and containing film for processing and/or reprint and/or enlargement together with payment in respect thereof, which film is not processed until after Completion not being Nexus Mailers;

             "NEXUS MAILERS" means envelopes received before Completion by any member of the Vendor's Group and containing film for processing and/or reprint and/or enlargement together with payment in respect thereof, which film is processed prior to or on the day of Completion or received in the 24 hours prior to Completion but is not processed;

             "NEXUS S.N.C." means Nexus S.N.C. a societe en nom collectif whose registered office is at Bagneux (92120) 46 rue des Meuniers and which is registered at the Commercial and Companies Registry of Nanterre under number B399 417 443;

             "NORTHERN IRELAND PHOTOPROCESSING BUSINESS" means the business of photoprocessing carried on by ColourCare International (Northern Ireland) Limited and its subsidiaries at Completion;

             "OFFICE EQUIPMENT" means the office equipment and furnishings and other like articles listed in the Asset Register;

             "PRINCIPAL INTELLECTUAL PROPERTY RIGHTS" means those Intellectual Property Rights referred to in Part A of Schedule 2;

             "PROPERTY" means the freehold and leasehold property or properties short particulars of which are set out in Part A of Schedule 3 and a reference to "the Property" includes a reference to the individual properties comprising the Property and any part or parts of individual properties;

             "PURCHASERS" means together Photo, Nederland, Licensing, Northern Ireland, International and Investments;

             "PURCHASERS' SOLICITORS" means Clifford Chance of 200 Aldersgate Street, London EC1A 4JJ;

             "RECORDS" means all bought and sold ledgers, purchase and sales day books and purchase and sales invoices and other books and corporate records of any Subsidiary necessary for the Purchasers to carry on the Business and in the possession or control of any Subsidiary including all documentation relating to the Intellectual Property Rights including the registration and renewal certificates for each of the Intellectual Property Rights which are registered or pending at Completion;

             "REORGANISATION" means the transfer of certain of the Assets amongst certain members of the Vendor's Group which has taken place immediately prior to Completion;

             "SCANDINAVIAN EQUIPMENT" means that photoprocessing equipment listed in Part A of Schedule 10;

             "SHARE TRANSFER AGREEMENT" means the share transfer agreement relating to the French Shares between ColourCare International S.A. (1), the Vendor (2), International (3) and Investments (4) in the agreed form;

             "SPANISH ASSETS" means those Assets both tangible and intangible owned by ColourCare International S.L. in relation to that part of the Business carried on by it;

             "SPANISH LETTER" means the letter in the agreed form relating to the transfer of certain of the Spanish Assets;

             "STAMP DUTY DEED" means the deed in the agreed form to be entered into by the parties to this Agreement;

             "STOCKS" means the stock of raw materials, partly finished and finished goods of the Business as at Completion and owned by the Vendor or by any Subsidiary;

             "SUBSIDIARY" means any of the European Subsidiaries and ColourCare International (Northern Ireland) Limited, information in respect of which is set out in Schedule 4;

             "TAXES ACT" means the Income and Corporation Taxes Act 1988;

             "TRADE CREDITS" means the amounts due (otherwise than on inter-company account) from any member of the Vendor's Group in connection with the Business at Completion in respect of third party trade creditors arising through normal business transactions as set out in Schedule 7 and the amounts which have arisen through normal business transactions since the dates shown in Schedule 7 and those other third party trade creditors arising through normal business transactions from that date reflected in Schedule 7 through to the date of Completion;

             "TRADE DEBTS" means the amounts due to any member of the Vendor's Group in connection with the Business at Completion in respect of trade debtor accounts arising through normal business transactions (whether or not yet due and payable) including those disclosed in the agreed form;

             "TRADE MARKS" means registered trade marks, registered service marks, unregistered trade marks and unregistered service marks owned by the Vendor or by any Subsidiary in connection with the Business at Completion except such marks owned by Nexus S.N.C.;

             "TRADE NAMES" means the names set out in Part C of Schedule 2 and any part or combination or abbreviation of such names together with the right to use the names in the type or format in or with the logo with which the names are or have been used by the Vendor or by any Subsidiary in connection with the Business except such names owned by Nexus S.N.C.;

             "TRANSFER DEEDS" means the two sale and transfer deeds in the agreed form to be entered into by (1) ColourCare International B.V. and (2) Nederland relating to the transfer of the Dutch Assets and by (1) ColourCare International S.L. and (2) Nederland relating to the transfer of the Spanish Assets;

             "UK EQUIPMENT" means that photoprocessing equipment listed in Part B of Schedule 10;

             "UK KODAK GUARANTEE AND DEBENTURE" means the guarantee and debenture dated 28 June 1994 made between ColourCare International Limited (1), Napcolour Limited (2) Freeprint Limited (3) Miniprints Limited (4) ColourCare International (Northern Ireland) Limited (5), the Vendor (6) and Kodak Limited (7);

             "UK LIG DEBENTURE" means the debenture dated 28 June 1994 made between ColourCare International Limited (1) Napcolour Limited (2) Freeprint Limited (3) Miniprints Limited (4) ColourCare International (Northern Ireland) Limited (5) the Vendor (6) and London International Group plc (7);

             "UK ASSETS" means those Assets both tangible and intangible owned by Freeprint Limited and ColourCare International Limited in relation to that part of the Business carried on by Freeprint Limited;

             "UNION" means any trade union, works council, staff association, staff delegate (delegue du Personnel), health and safety committee (C.H.S.C.T.) or any similar body recognised as representing employees by the Vendor or any company in the Vendor's Group;

             "VATA" means Value Added Tax Act 1994;

             "VEHICLE REGISTER" means the register of Motor Vehicles in the agreed form;

             "VENDOR'S GROUP" means the Vendor and any subsidiary or holding company from time to time of the Vendor and any subsidiary from time to time of any holding company of the Vendor and any reference to "MEMBER OF THE VENDOR'S GROUP" shall be construed accordingly;

             "VENDOR'S SOLICITORS" means Lawrence Graham of 190 Strand, London WC2R 1JN;

             "WARRANTIES" means the representations and warranties contained and referred to in Clause 7 and Schedule 5.

1.2          In this Agreement, a reference to:

             1.2.1 a "SUBSIDIARY" or "HOLDING COMPANY" shall be construed in accordance with section 736 of the Companies Act 1985 and a reference to "SUBSIDIARY UNDERTAKING" shall be construed in accordance with section 258 of the Companies Act 1985 and in relation to ColourCare International (Northern Ireland) Limited only a "subsidiary" or "holding company" shall be construed in accordance with Article 4 of the Companies (Northern Ireland) Order 1986 and a reference to "subsidiary undertaking" shall be construed in accordance with Article 266 of the Companies (Northern Ireland) Order 1986;

             1.2.2 a document in the "AGREED FORM" is a reference to a document in a form approved and for the purpose of identification signed by or on behalf of the parties;

             1.2.3       a statutory provision includes a reference to:

                         (a) the statutory provision as modified or re-enacted or both from time to time (whether before or after the date of this Agreement); and

                         (b) any subordinate legislation made under the statutory provision (whether before or after the date of this Agreement);

                         but in each case shall exclude legislation enacted after the date hereof but having retrospective effect.

             1.2.4 persons includes a reference to any body corporate, unincorporated association or partnership;

             1.2.5 a person includes a reference to that person's legal personal representatives and successors;

             1.2.6 a Clause, Schedule or Appendix, unless the context otherwise requires, is a reference to a clause of and a schedule or appendix to this Agreement;

             1.2.7 an agreement or other document is a reference to that agreement or document as from time to time supplemented or amended.

1.3 The headings in this Agreement shall not affect the interpretation of this Agreement.

1.4 Reference in Clause 7 and Schedule 5 to the knowledge, information, belief or awareness of any person shall be deemed to include any knowledge, information, belief or awareness which the person would have if the person had made all usual and reasonable enquiries appropriate to the context in which such words appear.

2.           ASSETS TO BE SOLD

2.1 In accordance with and subject to the provisions of this Agreement, the Vendor as beneficial owner shall sell, or procure the sale by the relevant Subsidiary as beneficial owner, and the Purchasers shall purchase, with effect from the close of business on the date of Completion, the Business as a going concern, the Assets (other than the Excluded Assets) and the French Shares as at the date of Completion free from all Encumbrances (except, in the case of the Property, the Third Party Interests as defined in Part B of Schedule 3).

2.2 The Business, the Assets and the French Shares shall be purchased in accordance with Clause 2.1 by the Purchasers in the following manner:

             2.2.1       Photo shall purchase:-

                         (i) the UK Assets excluding the trade marks and the trade names;

                         (ii) the Goodwill of that part of the Business carried on by Freeprint Limited; and

                         (iii)        the Equipment.

             2.2.2       Licensing shall purchase the Trade Marks and the Trade
                         Names.

             2.2.3       Nederland shall purchase:-

                         (i)          the European Assets; and

                         (ii) the Goodwill (together with, for the avoidance of doubt, the Customers Lists and the Know How) of that part of the Business carried on by ColourCare International B.V. and ColourCare International S.L.

             2.2.4       Northern Ireland shall purchase:-

                         (i) the Irish Assets excluding the trade marks and the trade names; and

                         (ii) the Goodwill of that part of the Business carried on by ColourCare International (Northern Ireland) Limited.

             2.2.5 International and Investments shall purchase the French Shares.

2.3 For the avoidance of doubt, the Vendor shall procure that those Subsidiaries named in Schedule 12 shall sell those Assets briefly described against their respective names in Schedule 12 and that ColourCare International S.A. and the Vendor shall sell the French Shares.

3.           CONSIDERATION

             PART A

3.1 At Completion the Purchasers shall pay to the Vendor the aggregate sum of pounds sterling 14,366,028 in cash, apportioned between the Assets concerned as set out in Schedule 6.

             PART B

3.2 Subject to the provisions of Clause 3.3 the Purchasers shall pay to the Vendor a sum equal to pounds sterling 2.00 for each roll of film received for processing by the Connor's Business in accordance with the following table:-

                         PERIOD IN WHICH ROLL RECEIVED         PAYMENT DATE
                         1.           13 January 1995 to       No later than 30 days
                                      13 July 1995             after 13 July 1995

                         2.           14 July 1995 to 13       No later than 30 days
                                      October 1995             after 13 October 1995

                          3.           14 October 1995 to       No later than 30 days
                                       12 January 1996          after 12 January 1996


3.3 If the acquisition of the Connor's Business is referred to the Monopolies and Mergers Commission (the "MMC") under the Fair Trading Act of 1973 at any time within the period of twelve months from Completion:-

             3.3.1 The Purchasers' obligations to make any payments of Deferred Consideration hereunder shall cease until such time as the MMC or Secretary of State determines that there exists no consequences or effects of the acquisition of the Connor's Business which operate or may be expected to operate against or adverse to the public interest ("Adverse Consequence");

             3.3.2 If the MMC or Secretary of State determines that there exists no Adverse Consequences the Purchasers shall within 5 Business Days of such determination pay any amount of Deferred Consideration due and payable hereunder without payment of interest thereon;

             3.3.3 If the MMC or Secretary of State determines that the acquisition of the Connor's Business creates an Adverse Consequence, then the obligation of the Purchasers to make any payments of Deferred Consideration hereunder shall terminate and any and all payments of Deferred Consideration previously made hereunder shall be forthwith and immediately refunded to the Purchasers by the Vendor.

3.4 Any payment made by the Purchasers to the Vendor hereunder shall be deemed to be consideration monies paid by the Purchasers to the Vendor for the Business and the Assets.

3.5 Nashua shall procure that upon receiving prior written notice from the Vendor requesting such access that the Vendor shall have reasonable access during normal business hours to such of the Purchasers working papers and such other computer data, books and records of the Business (wherever located) as are or may reasonably be relevant to the calculation of the amounts due and payable hereunder in order to verify any payment made or to be made by the Purchasers hereunder provided that the Vendor shall use its reasonable endeavours to avoid disrupting the business carried on by the Purchasers in exercising this right.

3.6 If the Vendor disagrees with any payment made hereunder such dispute shall be referred, at the option of either party, to an independent Chartered Accountant agreed between them or in default of agreement, selected on application of either party by the President from time to time of the Institute of Chartered Accountants of England and Wales. Such Chartered Accountant shall act as an expert and not as an arbitrator and its determination shall, save in the case of manifest error, be final and binding on the parties. The fees of such Chartered Accountant shall be borne by the Vendor and Nashua in such proportion as the Vendor and Nashua may determine or (failing such determination) in such proportion as such Chartered Accountant may determine. Any Deferred Consideration to be paid following any such determination shall be paid by such of the Purchasers as Nashua may determine to the Vendor within 5 Business Days of such determination.

3.7 If either the Purchasers or the Vendor fail to make any payment due under Clauses 3.2 or 3.3.3, interest shall accrue on any overdue amount from the date on which such payment is due, calculated at the rate of 2% per annum above the base rate from time to time of Midland Bank plc.

             PART C

3.8 Any payment to be made under this Clause 3 shall be made by banker's draft or by telegraphic transfer to an account notified by the party due to receive the payment to the other party not later than seven days before the date the payment is due.


4.           COMPLETION

4.1 Completion shall take place at such offices as the parties may agree immediately following signature of this Agreement.

4.2          At Completion the Vendor shall:

             4.2.1 deliver to Nashua evidence in a form satisfactory to Nashua (whether by way of a certificate of the Vendor's Solicitors or otherwise) that all necessary consents have been obtained;

             4.2.2 complete the sale of the Property (other than the Property at Boulogne and Bagneux, France) in accordance with the provisions of Part B, C, D and E of Schedule 3;

             4.2.3 give possession to the Purchasers of those Assets which are transferable by delivery and agreed to be delivered at Completion;

             4.2.4 deliver to the Purchasers a release or certificate of non-crystallisation in the agreed form in respect of any Encumbrance affecting any of the Assets;

             4.2.5 deliver to the Purchasers the duly executed Intellectual Property Assignment, Stamp Duty Deed, Computer Software Licence, and confirmation that the Transfer Deeds have been executed and delivered to the Purchasers in the relevant jurisdictions;

             4.2.6 save as herein provided (if requested by the Purchasers) deliver to the Purchasers in a form reasonably acceptable to the Purchasers duly executed assignments of or otherwise vest in the Purchasers those Assets which are not transferable by delivery (the assignments of the Property to be made in accordance with the terms of Schedule 3);

             4.2.7       deliver the Records to the Purchasers;

             4.2.8 pay to Nashua the sum of pounds sterling 5,305 in cash being 50% of the fees of Dames & Moore incurred in preparing the Environmental Report;

             4.2.9 deliver to International and Investments the duly executed and completed Hivedown Agreement;

             4.2.10 deliver to International and Investments the duly executed Share Transfer Agreement; and

             4.2.11 deliver to Nederland the statement of condition relating to the leasehold property situate at 1, Rue Victor Cornet, Mouscron, Belgium prepared as of the commencement of the lease.

4.3          At Completion:

             4.3.1       the Purchasers shall pay the sum referred to in Clause
                         3.1 in cash to the Vendor (on behalf of itself and the relevant Subsidiaries);

             4.3.2 Photo shall place the sum referred to in Clause 5.2 into the Escrow Account;

             4.3.3 Licensing shall deliver to the Vendor the duly executed Intellectual Property Assignment, and the Computer Software Licence;

             4.3.4 Nederland shall provide confirmation of delivery to the Vendor of the duly executed Transfer Deeds;

             4.3.5 Nashua shall deliver to the Vendor the duly executed Stamp Duty Deed; and

             4.3.6 the Vendor and Nashua shall sign two copies of the Escrow Instruction Letter and deliver one copy to each of the Escrow Agents; and

             4.3.7 the Vendor shall deliver or procure the delivery to the Purchaser of the title deeds and other documents listed in the Agreed Schedules.

4.4 As soon as reasonably practicable following Completion the Vendor and Nederland shall together despatch the Belgian Letter and the Spanish Letter.

4.5 The receipt by the Vendor of the Consideration due under this Agreement shall be a good and sufficient discharge to the Purchasers in respect of any amounts due to the Subsidiaries in respect of the Business and the Assets.

5.           SCANDINAVIAN EQUIPMENT

5.1 The Vendor shall procure that as soon as reasonably practicable following Completion it will deliver the Scandinavian Equipment to Photo. For this purpose:-

             5.1.1 the Vendor shall give written notice to Photo that it is ready to deliver the Scandinavian Equipment ("VENDOR'S DELIVERY NOTICE");

             5.1.2 Photo shall within five Business Days of the Vendor's Delivery Notice notify the Vendor of the location in the UK to which the Scandinavian Equipment is to be delivered ("PHOTO'S DELIVERY NOTICE");

             5.1.3 the Vendor shall deliver the Scandinavian Equipment to the location so specified as soon as reasonably practicable following Photo's Delivery Notice at its own cost and risk; and

             5.1.4 simultaneously with each such delivery the Vendor shall deliver to Photo a release or certificate of non-crystallisation in the agreed form in respect of any Encumbrance affecting the Scandinavian Equipment so delivered.

5.2 At Completion Photo shall pay to the Escrow Agents the sum of pounds sterling 1,896,000 who will ensure that this amount is immediately deposited into the Escrow Account to be held in accordance with the terms of the Escrow Instruction Letter and this Agreement.

5.3 The Vendor and Nashua shall ensure that all rights to the Escrow Account remain free from any Encumbrance set-off or counterclaim save as set out in this Clause and in particular no member of the Nashua Group shall have any right to set-off any claims arising under this Agreement for breach of warranty or otherwise against any monies held in the Escrow Account.

5.4 The Vendor and Nashua shall instruct the Escrow Agents to release the monies standing to the credit of the Escrow Account:-

             5.4.1 to the Vendor within five Business Days after the actual delivery to the specified location of any of the Scandinavian Equipment, such amount as represents the value of the Scandinavian Equipment so delivered as specified in Schedule 10 Part A against the item so delivered;

             5.4.2 to Photo such amount of the principal of the Escrow Account as shall represent the value of the Scandinavian Equipment not delivered (in accordance with the terms of this Clause otherwise than as a result of a failure of Photo to comply with the terms of Clause 5.1.2) on the expiry of the period of four months from Completion;

             5.4.3 to either party the interest accrued on the Escrow Account in accordance with Clause 5.5 below and in each case shall specify to the Escrow Agents the exact sum so to be disbursed and the bank and account to which payment is to be so made.

5.5 Interest on the Escrow Account shall be payable to the Vendor insofar as the principal to which such interest relates represents monies due to the Vendor following delivery of Scandinavian Equipment to Photo but not paid within the time limit specified in Clause 5.4.1 above and in respect of the period from such due date of payment until the principal is actually paid. All other interest shall accrue for the benefit of Photo and shall be paid as soon as possible following the date specified in Clause 5.4.2.

5.6 For the purposes of this Clause 5 the term "Scandinavian Equipment" shall mean the Scandinavian Equipment listed in Part A of Schedule 10 or such other equipment as Nashua may in its sole and absolute discretion accept in substitution for the Scandinavian Equipment so identified.

6.           UK EQUIPMENT

6.1 The Vendor shall procure that as soon as reasonably practicable following Completion and in any event within four months of Completion it will deliver the UK Equipment to Photo. For this purpose:-

             6.1.1 the Vendor shall give written notice to Photo that it is ready to delivery the UK Equipment ("VENDOR'S DELIVERY NOTICE");

             6.1.2 Photo shall within five Business Days of the Vendor's Delivery Notice notify the Vendor of the location in the UK to which the UK Equipment is to be delivered ("PHOTO'S DELIVERY NOTICE");

             6.1.3 the Vendor shall deliver the UK Equipment to the location so specified as soon as reasonably practicable following Photo's Delivery Notice at its own cost and risk; and

             6.1.4 simultaneously with each such delivery the Vendor shall deliver to Photo a release or certificate of non-crystallisation in the agreed form in respect of any Encumbrance affecting the UK Equipment so delivered.

6.2 Photo shall pay to the Vendor in cash against delivery of any of the UK Equipment to the specified location the value thereof as specified in Schedule 10 Part B against the item so delivered.

6.3 For the purposes of this Clause 6 the term "UK Equipment" shall mean the UK Equipment listed in Part B of Schedule 10 or such other equipment as Nashua may accept in its sole and absolute discretion in substitution for the UK Equipment so identified.

7.           WARRANTIES

7.1 The Vendor represents, warrants and undertakes to the Purchasers that each of the Warranties is true and accurate in all respects, and not misleading, at the date of this Agreement.

7.2 The Vendor acknowledges that the Purchasers are entering into this Agreement in reliance upon each of the Warranties.

7.3 The Warranties shall be qualified by reference only to those matters fully, fairly and specifically disclosed in the Disclosure Letter.

7.4 The Vendor agrees with the Purchasers that other than in the event of fraud or wilful misconduct it shall waive and not enforce any right which it may have in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by any officer, employee or adviser of or to the Vendor for the purpose of assisting the Vendor to give any of the Warranties or to prepare the Disclosure Letter.

7.5 Each of the Warranties shall be construed separately and independently and (save where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from any other provision of this Agreement or any of the other Warranties.

7.6 Nashua and the Purchasers hereby jointly and severally warrant and represent as follows:-

             7.6.1 Nashua and the Purchasers have the requisite power and authority to enter into and perform this Agreement; and

             7.6.2 this Agreement constitutes and other documents to be executed by Nashua and the Purchasers and delivered at Completion will, when executed, constitute binding obligations of Nashua and the Purchasers in accordance with their respective terms.

8.           THE VENDOR'S LIMITATIONS

8.1 The Vendor shall indemnify and hold the Purchasers and Nashua harmless against:

             8.1.1 all losses, liabilities and costs which the Purchasers may incur arising out of, or as a consequence of, any breach of any of the Warranties by the Vendor; and

             8.1.2 all costs which the Purchasers may incur (whether before or after the commencement of any action) in connection with:

                         (a) the settlement of any claim against the Vendor arising out of, or as a consequence of, any breach or alleged breach of any of the Warranties or the enforcement of any settlement; and

                         (b) any legal proceedings against the Vendor arising out of, or as a consequence of, any breach or alleged breach of any of the Warranties in which judgment is given for the Purchasers or the enforcement of any judgment.

8.2 Notwithstanding the provisions of Clause 8.1 the amount recoverable from the Vendor in respect of any breach of any of the Warranties shall be calculated after taking into account:-

             8.2.1 the extent to which, acting reasonably, the relevant member of the Nashua Group mitigates or should have mitigated the loss, liability or costs suffered (including costs incurred in any settlement or arising out of any legal proceedings); and

             8.2.2 the value of any corresponding saving for any member of the Nashua Group which results from the matter giving rise to the claim.

8.3 The Vendor shall not be liable in respect of any claim hereunder insofar as the amount recoverable from the Vendor under such claim, when added to all the other amounts recoverable under all claims made by Nashua and the Purchasers in respect of any claim hereunder exceeds pounds sterling 16,400,000.

8.4 Save in relation to Warranties 5 and 6.1.2 the Vendor shall not be liable in respect of any claim under the Warranties set out in
             Schedule 5 to the extent that:

             8.4.1 the amount recoverable in respect of the facts or matters giving rise to the claim shall be less than pounds sterling 10,000; or

             8.4.2 the amount recoverable in respect of the facts or matters giving rise to the claim shall together with all other amounts recoverable from Vendor hereunder be less than pounds sterling 75,000 in the aggregate but in the event that the amount so recoverable shall exceed this sum the full amount (including the first pounds sterling 75,000) shall be payable by the Vendor.

                         For the avoidance of doubt no amount which would fall to be recoverable against the Vendor but for Clause
                         8.4.1 above shall be included for the purpose of calculating the amount of pounds sterling 75,000 aforesaid.

             8.5.1 The Vendor shall be entitled to give written notice to the Purchasers that it desires to have conduct of any negotiations, proceedings or appeals resulting from any claims against the Purchasers which constitute or may constitute a breach of any of the Warranties and provided that the third party concerned is not a supplier or customer of the business being carried on by the Purchasers the Vendor shall be allowed to have the conduct of any such negotiations, proceedings or appeals.

             8.5.2 If so requested by the Vendor the Purchasers shall take all reasonable steps to avoid, resist, appeal, compromise or defend any such claim and any adjudication in respect thereof and take proceedings in the name of the Purchasers (but subject to the Purchasers being indemnified by the Vendor against all losses, charges, costs, damages and expenses that may be incurred in connection therewith).

             8.5.3 The Purchasers shall upon receiving prior written notice from the Vendor requesting such access during normal business hours allow the Vendor or its agents access to and to inspect and take copies (at the cost of the Vendor) of all relevant books and records of the Purchasers subject always to the Vendor using its reasonable endeavours to avoid disruption to the Business carried on by the Purchasers in the exercise of such right and to keeping the same confidential other than in respect of necessary disclosures in connection with such action or claim.

8.6 Any payment by the Vendor under this Agreement to Nashua or the Purchasers shall reduce by that amount any claim in respect of the same subject matter by Nashua or the Purchasers and Nashua and the Purchasers shall at all times procure so far as they are able that there shall be no duplication of any claim relating to the same subject matter under this Agreement.

8.7 The Purchasers shall give written notice to the Vendor of any claim in respect of the Warranties as soon as reasonably practicable after becoming aware of the same. No claim by Nashua or the Purchasers hereunder shall be enforceable unless written notice thereof (including such details thereof or relating thereto then available to Nashua or the Purchasers including to the extent reasonably practicable their best estimate of the likely liability of the Vendor in respect thereof) has been duly served on the Vendor by not later than the second anniversary of the date hereof or, in respect of those warranties set out in paragraph 5 of
             Schedule 5 only, by not later than the sixth anniversary of the date hereof and legal proceedings shall have been instituted in respect of claim by the due service of process on the Vendor within six months of the date of receipt by the Vendor of notice of such claim, as aforesaid.

8.8 The Purchasers shall upon receiving prior written notice from the Vendor requesting such access during normal business hours allow the Vendor or its agents reasonable access to and to inspect and take copies (at the cost of the Vendor) of all relevant books and records of the Purchasers subject always to keeping the same confidential other than in respect of necessary disclosures in connection with such action or claim, provided that the Vendor shall use its reasonable endeavours to avoid disruption to the Business carried on by the Purchasers in the exercise of this right.

8.9 No breach of any warranty covenant or undertaking hereunder or misrepresentation or misstatement of fact by the Vendor shall give rise to a right on the part of Nashua or the Purchasers to rescind or terminate this Agreement following Completion.

8.10 Any amount paid by the Vendor hereunder shall be treated as having reduced by that amount the consideration paid or payable for the Business and the Assets.

9.           LIABILITIES

9.1          Subject to Clauses 9.3, 9.5, 10 and 11, the Vendor shall:

             9.1.1 be responsible for, and shall duly and promptly pay and discharge, all debts payable by it and by each Subsidiary and claims made by third parties outstanding against it and each Subsidiary which in each case are due and payable in the ordinary course of business up to the date of Completion or arising by reason of any act or omission by any such person on or before the date of Completion; and

             9.1.2 notwithstanding anything to the contrary in Clause 8 indemnify the Purchasers on a pound sterling for pound sterling basis against all losses, liabilities and costs which the Purchasers may incur arising out of, or as a consequence of, the ownership or operation of the Business or any of the Assets by the Vendor or by any Subsidiary before the date of Completion (including, without limitation, all losses, liabilities and costs incurred as a result of defending or settling any claim (a "SPECIFIED CLAIM") alleging any such liability).

9.2          Subject to Clauses 9.3, 9.5, 10 and 11 the Purchasers shall:

             9.2.1 be responsible for all debts payable by them respectively after the date of Completion in respect of the Business and the Assets arising by reason of any act or omission by any of them after the date of Completion; and

             9.2.2 indemnify the Vendor and the Subsidiaries against all losses, liabilities and costs which the Vendor and the Subsidiaries may incur arising out of, or as a consequence of, the ownership or operation of the Business or any of the Assets after the date of Completion (including, without limitation, all losses, liabilities and costs incurred as a result of defending or settling any claim (a "SPECIFIED CLAIM") alleging any such liability).

9.3 If either party (the "INDEMNIFIED PARTY") becomes aware of any matter which might give rise to a Specified Claim, the following provisions shall apply:

             9.3.1 the Indemnified Party shall immediately give written notice to the other party (the "INDEMNIFYING PARTY") of the matter (stating in reasonable detail the nature of the matter and, so far as practicable, the amount claimed) and shall consult with the Indemnifying Party with respect to the matter. If the matter has become the subject of any proceedings the Indemnified Party shall give the notice within sufficient time to enable the Indemnifying Party time to contest the proceedings before any final judgment;

             9.3.2       the Indemnified Party shall:

                         (a)      take such action and institute such
                                  proceedings, and give such information and assistance, as the Indemnifying Party or its insurers may reasonably request to:

                                  (i)      dispute, resist, appeal,
                                           compromise, defend,  remedy
                                           or mitigate the matter; or

                                  (ii)     enforce against any person
                                           (other than the Indemnifying
                                           Party) the rights of the
                                           Indemnified Party or its
                                           insurers in relation to the
                                           matter; and

                         (b) in connection with any proceedings related to the matter (other than against the Indemnifying Party) use professional advisers nominated by the Indemnifying Party or its insurers and, if the Indemnifying Party so requests, allow the Indemnifying Party or its insurers the exclusive conduct of the proceedings, in each case on the basis that the Indemnifying Party shall fully indemnify the Indemnified Party for all reasonable costs incurred as a result of any request or nomination by the Indemnifying Party or its insurers;

             9.3.3       if the Purchasers are the Indemnified Party, Clause
                         9.3.2 shall not apply if the request or nomination by the Vendor or its insurers would in the Purchasers' reasonable opinion prejudice its relationship with any customer or supplier of the Business;

             9.3.4 the Indemnified Party shall not admit liability in respect of or settle the matter without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld or delayed.

9.4 Save in respect of Nexus Mailers, the Vendor shall forthwith upon receipt of the same account to the Purchasers for any payments made in respect of Trade Debts or payments received from third parties by any member of the Vendor's Group after Completion in respect of photoprocessing services rendered by the Purchasers in carrying on the Business at anytime on or after Completion.

             9.5.1 Subject to Clause 9.5.2, the Purchasers shall be responsible for settling all claims made by customers of the Business relating to any defective services provided by the Business prior to Completion up to an aggregate maximum payment of pounds sterling 10,000 and thereafter the Vendor shall be responsible for settling all such claims.

             9.5.2 The provisions of Clause 9.5.1 shall not include any claims made by customers of the Business relating to any services provided by the Business prior to Completion which are the subject matter of any civil, criminal, arbitration or other proceedings.

10.          TRADE CREDITS AND TRADE DEBTS

10.1         The Purchasers shall discharge the Trade Credits listed in
             Schedule 7 by the dates specified in that Schedule.

10.2         The Purchasers shall collect the Trade Debts.

10.3 Upon request by the Purchasers the Vendor shall render all reasonable assistance to the Purchasers to enable the Purchasers to collect the Trade Debts.

10.4 Any monies received by any member of the Vendor's Group in respect of the Trade Debts shall be paid as soon as reasonably practicable after their receipt to Nashua.

10.5 To the extent practicable the Vendor will, and will procure that the Subsidiaries will, do all such things as are reasonably required of them by the Purchasers to transfer to the Purchasers the operation of the bank accounts used by the Vendor and the Subsidiaries in carrying on the Business in Holland, Belgium and Spain in and towards giving effect to the provisions of Clause 10.

11.          CONTRACTS

11.1 Subject to Clause 11.3.3, after Completion the Purchasers shall perform all their obligations under the Contracts in a proper and workmanlike manner and shall indemnify the Vendor against all losses, liabilities and costs which the Vendor may incur arising out of, or as a consequence of, the performance of the Purchasers' obligations under each Contract after the date of Completion (including, without limitation, all losses, liabilities and costs incurred as a result of defending or settling any claim alleging any such liability).

11.2 The Vendor shall indemnify the Purchasers against all losses, liabilities and costs which the Purchasers may incur arising out of, or as a consequence of, the performance of the obligations of the Vendor and any Subsidiary under each Contract to the extent that the loss, liability or cost is attributable to the period prior to the date of Completion (including, without limitation, all losses, liabilities and costs incurred as a result of defending or settling any claim alleging any such liability).

11.3 If any of the Contracts cannot be transferred to the Purchasers except by an assignment made with the consent of another party or by an agreement of novation, then the following provisions shall apply:

             11.3.1 this Agreement shall not constitute an assignment or an attempted assignment of the Contract if the assignment or attempted assignment would constitute a breach of the Contract;

             11.3.2 if so required by the Purchasers after Completion, the Vendor shall use its reasonable endeavours to obtain the consent of the other party to the assignment, or to procure the novation, of the Contract;

             11.3.3 until the consent or novation is obtained, the Vendor shall do all such acts and things as the Purchasers may reasonably require to enable due performance of the Contract and to provide for the Purchasers the benefits of the Contract (including enforcement at the cost and for the account of the Purchasers of any right of the Vendor or any Subsidiary against the other party to the Contract arising out of its termination by the other party or otherwise) and the Purchasers shall reimburse the Vendor in respect of all reasonable costs and expenses properly incurred in the performance of its obligations under this Clause
                         11.3.3 and shall on behalf of the Vendor discharge any obligations or liabilities in each case arising as a result of such performance and discharge by the Vendor (other than any such obligations or liabilities which arise as a result of the negligence or misconduct of the Vendor in carrying out its obligations under Clause 11.3.3) and shall provide all reasonable facilities and assistance to the Vendor free of charge for such purpose and indemnify and keep indemnified the Vendor against all costs claims expenses and liabilities that may arise in the performance of its obligations under this Clause 11.3.3 (other than any such costs, claims, expenses and liabilities that may arise as a result of the negligence or misconduct of the Vendor in the performance of its obligations under this Clause 11.3.3).

11.4 Nothing in Clause 11.3 shall oblige the Vendor to carry out photoprocessing services on behalf of the Purchasers after Completion.

12.          EMPLOYEES AND PENSIONS

12.1 The Parties agree that the relevant provisions of Netherlands labour law and in particular article 7A: 1639 aa et seq. of the Netherlands Civil Code apply to the transfer of the Business and the Assets and that in accordance with these provisions the contracts of employment of each of the Dutch Employees shall have effect after Completion as if originally made between each of those Employees and the Dutch branch of Nederland respectively.

12.2 The Parties agree that the relevant provisions of Belgian labour law and in particular the Collective Labour Agreement 32 bis apply to the transfer of the Business and the Assets and that in accordance with these provisions the contracts of employment of each of the Belgian Employees shall have effect after Completion as if originally made between each of the Belgian Employees and the Belgian branch of Nederland respectively.

12.3 The Vendor will indemnify and keep indemnified on a continuing basis and fully reimburse on demand the Purchasers against all and any awards, losses, damages, costs, demands, liabilities, penalties, interest and expenses (including all reasonable legal fees) which the Purchasers and/or any member of the Nashua Group may suffer, sustain, incur, pay or be put to by reason or on account of or arising from any action, claim or other legal recourse of any kind whatsoever (including for the avoidance of doubt the settlement of any action, claim or other legal recourse) by:-

             12.3.1 any Employee or any Union recognised in relation to any of the Employees arising directly or indirectly from any act or omission or continuing act or omission of any member of the Vendor's Group on or prior to Completion;

             12.3.2 any present or former employee of any member of the Vendor's Group (other than an Employee) or any Union recognised in relation to any such present or former employees arising from any act or omission or continuing act or omission of any member of the Vendor's Group on or prior to or following Completion; or

             12.3.3 any employee or former employee of any member of the Vendor's Group or any Employees in respect of any ex gratia payment arrangements (including without limitation in relation to Mr H D Smith, Mr J Smyth, Mrs M Morley, Mr K Grace and Mr E McGuigen) whether arising on or prior to or following Completion).

12.4 The Purchasers will indemnify and keep indemnified on a continuing basis and fully reimburse on demand the Vendor against all and any awards, losses, damages, costs, demands, liabilities, penalties, interest and expenses (including all reasonable legal fees) which the Vendor and/or any member of the Vendor's Group may suffer, sustain, incur, pay or be put to by reason or on account of or arising from any action, claim or other legal recourse of any kind whatsoever (including for the avoidance of doubt the settlement of any action, claim or other legal recourse) by any Belgian Employee arising directly or indirectly from any act or omission of any member of the Nashua Group after Completion.

12.5 If, by virtue of the application of the Employment Regulations and of this Agreement:-

             12.5.1 any contract of employment (other than that of an Employee) has effect after Completion as if originally made between the Purchasers or any other member of the Nashua Group and any present or former employee of any member of the Vendor's Group; or

             12.5.2 any agreement with a Union representing employees or former employees of any member of the Vendor's Group (other than in relation to Employees) has effect after Completion as if originally made between the Purchasers or any other member of the Nashua Group and any such Union then the Purchasers shall within 60 days of becoming aware of any such contract of employment or agreement with a Union be entitled to terminate such contract or agreement forthwith and without notice and the Vendor shall indemnify and keep indemnified on a continuing basis and fully reimburse on demand the Purchasers and/or any other member of the Nashua Group in respect of all losses, damages, costs, demands, liabilities, penalties, interest and expenses (including all reasonable legal fees) arising out of or in relation to such contract or agreement (whether arising before on or after the Completion) or the termination thereof.

12.6 Both parties in consultation with one another shall agree upon how the Vendor will comply and the Vendor will fully comply and the Vendor will procure, as necessary, that each member of the Vendor's Group will fully comply with all obligations to inform and consult with any Union in relation to the implementation and/or effect of this Agreement (where any such obligations arises under the Employment Regulations).

12.7 The Vendor and the Purchasers shall implement the pension arrangements set out in Schedule 8.

12.8 As soon as reasonably practicable after Completion the Vendor and the Purchasers shall send letters to the Employees in a form to be agreed.

12.9 In the event that the employment of either of Messrs Ferry or Sillon is terminated within the period of 2 months from Completion the Vendor shall thereupon pay to the Purchasers by way of contribution to the compensation payable upon either such termination any amount payable to Messrs. Sillon or Ferry upon their termination in excess of six months termination costs which termination commences on notification thereof and such termination costs include any payment attributable to any period of notice.

12.10 The Purchasers hereby undertake to pay the sum of pounds sterling 16,000 to the Nashua Cash Balance Plan, such sum to be applied solely to or for the benefit of the Employees (which sum has been taken into account for the purposes of calculating the Consideration).

13.          VALUE ADDED TAX

13.1 The parties shall use their respective reasonable endeavours to secure that the transfer of the Assets under this Agreement is treated under the Value Added Tax (Special Provisions) Order 1992 (or equivalent legislation in any other jurisdiction in which the Business operates) as neither a supply of goods nor a supply of services.

13.2 Notwithstanding Clause 13.1 if value added tax (or equivalent tax in any other jurisdiction in which the Business operates) is chargeable on the transfer of any of the Assets under this Agreement, the Purchasers shall (against delivery of tax invoices in respect of the Assets) pay the amount of such tax in addition to the consideration payable under Clause 3.

13.3 At Completion the Vendor shall deliver to the Purchasers all records referred to in section 49 of the VATA (or equivalent legislation in any jurisdiction in which the Business operates). After Completion the Vendor shall not make any request to H.M. Customs and Excise (or equivalent authority in any jurisdiction in which the Business operates) for the records to be taken out of the custody of the Purchasers. During the period for which the records are required to be preserved under paragraph 6 of Schedule 11 to the VATA (or equivalent legislation in any jurisdiction in which the Business operates) (duty to keep records), the Purchasers shall give the Vendor reasonable access to the records for the purpose of inspecting the records and making copies of them.

14.          POST-COMPLETION OBLIGATIONS

14.1 As from Completion until title in the Assets has effectively been vested in the Purchasers the Vendor shall hold the Assets in trust for the Purchasers.

14.2 Each party shall forthwith pass to the other any payment, notice, correspondence, information or enquiry in relation to the Business or the Assets which it receives after Completion and which properly belongs to the other.

14.3 At or as soon as practicable after Completion the parties shall send a joint letter in the agreed form to each wholesale customer (excluding mail order customers), client and supplier of the Business advising it of the purchase of the Business and the Assets by the Purchasers.

14.4 Notwithstanding anything to the contrary in Clause 8 the Vendor will on a pounds sterling for pounds sterling basis indemnify and keep indemnified on a continuing basis and will fully reimburse on demand the Purchasers and any other member of the Nashua Group from and against all and any taxes and duties which the Purchasers and/or any other member of the Nashua Group may suffer, sustain, incur, pay or be put to by reason of or on account of or arising from the Reorganisation.

14.5 International and Investments will indemnify and keep indemnified on a continuing basis and will fully reimburse on demand ColourCare International S.A. from and against all transfer taxes which it may suffer, sustain, incur, pay or be put to (including any penalties in connection therewith) by reason of or on account of or arising from the Hivedown Agreement.

14.6 The Vendor shall, and shall procure that any member of the Vendor's Group will, abide by the terms and conditions of the Scandinavian trade mark licence agreement entered on 12 January 1995 between ColourCare International S.A., Colourcare International Limited and Fotoknudsen AS (the "Scandinavian Licence Agreement"), from the date of this Agreement until the completion of the sale by the Vendor of its Scandinavian business,as if the Vendor and any member of the Vendor's Group, were named as licensee in the Scandinavian Licence Agreement and until such completion the Purchasers shall consent to such reasonable changes to the Scandinavian Licence Agreement as the Vendor may request. The Scandinavian Licence Agreement is an agreed form document for the purposes of this Agreement.

15.          CONFIDENTIAL INFORMATION

15.1         The Vendor shall:

             15.1.1 not, and shall procure that no member of the Vendor's Group will, at any time after the date of this Agreement use or disclose to any person any Confidential Information or Know-How which may be within or may come to its knowledge; and

             15.1.2 use its, and shall procure that each member of the Vendor's Group will use its, best endeavours to prevent the disclosure of any Confidential Information or Know-How.

15.2         Clause 15.1 shall not apply to:

             15.2.1 disclosure of any Confidential Information or Know-How to officers or employees of the Purchasers whose province it is to know about the Confidential Information or Know-How;

             15.2.2 use or disclosure of any Confidential Information or Know-How required by law;

             15.2.3 disclosure of any Confidential Information or Know-How to any professional adviser for the purpose of advising the Vendor on terms that this Clause 15 shall apply to any use or disclosure by the professional adviser; or

             15.2.4 any Confidential Information or Know-How which comes into the public domain otherwise than by breach of this Clause 15 by any member of the Vendor's Group.

15.3 The Purchasers shall treat as confidential all information about the Vendor's retained business obtained as a result of its due diligence exercises prior to the date hereof or the entry into and performing of the terms of this Agreement unless such information is required to be used or disclosed in order to operate the Business or is required to be disclosed by law or the rules of any regulatory authority to which any member of the Nashua Group may from time to time be subject.

16.          USE OF INTELLECTUAL PROPERTY RIGHTS

16.1 The Vendor shall not, and shall procure that no member of the Vendor's Group will, either alone or jointly with, through or as manager, adviser, consultant or agent for any person, directly or indirectly use or authorise, encourage or assist any person to use in connection with any business which competes, directly or indirectly, with the Business as carried on at the date of this Agreement, any of the Intellectual Property Rights (in particular, any name consisting of or including the words "MaxiColor" "Trifca" and "Belmont") or use in that connection anything which is intended or is likely to be confused with, any of the Intellectual Property Rights.

16.2 The Vendor shall procure that forthwith upon Completion the name of any member of the Vendor's Group which is identical to or substantially similar to any of the Intellectual Property Rights is changed to a name which does not consist of or include any such name or any name confusingly similar thereto.

16.3 The Purchasers shall use all reasonable endeavours as soon as possible after Completion to substitute for any film, envelopes, wallets or other promotional material bearing the ColourCare trade mark (or any trade mark comprising the word ColourCare and associated logo) films or materials not bearing such trade marks or logo and shall in any event so desist within three months following Completion and subject thereto shall have the right to use disseminate supply and sell materials and products of the same description as those comprised in the Stocks within the period aforesaid.

17.          FURTHER VENDOR'S UNDERTAKINGS

             The Vendor shall not, and shall procure that no member of the Vendor's Group will nor any successor to its or their business will, for a period of five years after the date of this Agreement either alone or jointly with, through or as manager, adviser, consultant or agent for any person, directly or indirectly:

             17.1 carry on, or be engaged, concerned or interested in, or assist, any business which competes, directly or indirectly, with the Business in Belgium, France, Holland, Spain, Portugal, Italy, Northern Ireland and Eire (the "RESTRICTED BUSINESS"); and

             17.2 solicit or contact with a view to the engagement or employment by any person, any employee, officer or manager of the Restricted Business or any person who has been an employee, officer or manager of the Restricted Business in either case where the employee, officer or manager either was as a part of his duties privy to Confidential Information or Know-How or would be in a position to exploit the trade connections of the Restricted Business; and

             17.3 do or say anything which is harmful to the reputation of the Business or which may lead any person to cease to deal with the Business on substantially equivalent terms to those previously offered or at all, with the intent that each of the foregoing shall constitute an entirely separate and independent restriction on the Vendor and each member of the Vendor's Group.

18.          ANNOUNCEMENTS

18.1 Subject to Clause 18.2, no public announcement, communication or circular concerning the transactions referred to in this Agreement shall be made or despatched at any time (whether before or after Completion) by either party without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed).

18.2 Where the announcement, communication or circular is required by law or any regulation or rule of any stock exchange it shall so far as is practicable be made by a party after consultation with the other party and taking into account the reasonable requirements (as to timing, content and manner of making or despatch of the announcement, communication or circular) of the other party.

19.          COMPETITION

             Notwithstanding any other provision of this Agreement, no provision of this Agreement, or of any agreement or arrangement of which it forms part, by virtue of which this Agreement, or any agreement or arrangement of which it forms part, is subject to registration under the Restrictive Trade Practices Acts 1976 and 1977 shall take effect until the day after the date on which particulars thereof have been furnished to the Director General of Fair Trading in accordance with the requirements of those Acts.

20.          COSTS

             Except as otherwise expressly provided in this Agreement, each party shall pay its own costs of and incidental to the negotiation, preparation, execution and implementation by it of this Agreement and of all other documents referred to in it.

21.          FURTHER ASSURANCE

21.1 At any time (whether before or after Completion) any party shall (at its cost) do and execute, or procure to be done and executed, all necessary acts, deeds, documents and things as may be reasonably requested of it by the other parties to give effect to this Agreement including, without limiting the generality of the foregoing, doing all such things as may be required to evaluate the transfer of such of the Assets as may be determined by Nederland to branch offices established or to be established by Nederland in Spain and Belgium and by Northern Ireland and in the Republic of Ireland.

21.2 The Vendor agrees to provide, and will procure that each member of the Vendor's Group will provide, such assistance as Northern Ireland may reasonably require in the two month period following Completion in order to resolve any queries or problems which may arise directly or indirectly by virtue of the use by Northern Ireland in Northern Ireland and in the Republic of Ireland of the Management Information System licensed to Northern Ireland on the terms and conditions of the Computer Software Licence.

21.3 Without prejudice to Clause 21.2, the Vendor agrees to maintain in good order, and agrees to procure that the Subsidiaries will maintain in good order, the data generated by the Business until such time as the Purchasers convert individual third party software to the Purchasers own system at Deal, Boulogne and Belmont. At such time, the Vendor agrees to supply standard ascii data files with two year history including record layouts to the Purchasers and shall also provide such assistance as may reasonably be required. Nashua shall reimburse the Vendor for all reasonable out of pocket costs and expenses properly incurred in providing the same including travel costs, telephone costs and other third party costs provided that the same are previously authorised by Nashua.

21.4 Northern Ireland agrees to provide such assistance as the Vendor's Group may reasonably require in order to pursue any claim it may have in respect of item 5 of Schedule 1.

21.5 The Purchasers shall afford to the Vendor's Group reasonable access during normal business hours to the Confidential Information for the purpose of enabling the Vendor's Group to complete its accounts and comply with similar statutory and other obligations Provided that the Vendor shall use its reasonable endeavours to avoid disrupting the business carried on by the Purchasers in exercising this right and shall keep such information confidential.

21.6 The Vendor shall, if and when requested by the Purchasers or any of them, provide the Purchasers with such evidence of the prior use of any of the Intellectual Property Rights being trade and/or service marks, as the Vendor or any member of the Vendor's Group may have available and the Purchasers require.

21.7 The Vendor shall execute confirmatory assignments of the Intellectual Property Rights which shall be delivered to the Purchasers within three months after Completion, to assist with effecting recordal of change of ownership.

21.8 The Vendor shall cooperate with the Purchasers at the expense of the Purchasers to ensure that the Purchasers may, at their option, continue the prosecution or defence of the applications, and any renewals, oppositions, revocation actions or similar proceedings relating to the Intellectual Property Rights and, if requested by the Purchasers, shall on reimbursement by the Purchasers of any costs incurred:

             21.8.1 assign, or procure the assignment of, to the Purchasers or any of them, the right to continue such prosecution or defence; or

             21.8.2 continue, or procure the continuance of, such prosecution or defence in the Vendor's name at the Purchasers' cost and under the Purchasers' control provided that the Purchasers shall indemnify the Vendor against any cost or expense that the Vendor may incur thereby.

22.          GENERAL

22.1 No variation of this Agreement or of any of the documents in the agreed form shall be valid unless it is in writing and signed by or on behalf of each of the parties.

22.2 The failure to exercise or delay in exercising a right or remedy under this Agreement shall not constitute a waiver of the right or remedy or a waiver of any other rights or remedies and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

22.3 The rights and remedies of the Purchasers provided in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

22.4 The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect or impair the continuation in force of the remainder of this Agreement.

22.5 Except to the extent that they have been performed and except as expressly provided in this Agreement the Warranties, indemnities, undertakings, and obligations contained in this Agreement shall remain in full force and effect notwithstanding Completion.

22.6 With effect from Completion Northern Ireland will be responsible for the due observance of the terms of the IDB Grant (as the same may be varied by agreement between Northern Ireland and the Industrial Development Board for Northern Ireland ("IDB")) save that the Vendor shall remain responsible to the IDB in respect of any breach of the terms of the IDB Grant occurring prior to Completion and shall indemnify the Purchasers against any liability in respect thereof accordingly.

22.7 In respect of the sale by ColourCare International B.V. and ColourCare International Limited to Nederland of the Belgian Assets:-

             22.7.1 The Vendor shall procure the issue to Nederland on or as soon as possible after Completion of an appropriate VAT invoice in respect of the Belgian Assets;

             22.7.2 Nederland shall on Completion pay to ColourCare International B.V. the purchase price of the Belgian Assets plus the amount of VAT payable thereon;

             22.7.3 Simultaneously with 22.7.2 above the Vendor shall pay to Nederland, an amount equal to the VAT referred to above;

             22.7.4 As and when Nederland recovers VAT it shall repay to the Vendor the sum referred to in 22.7.3 above as soon as reasonably practicable after its recovery;

             22.7.5 Nederland undertakes to use its reasonable endeavours to secure the receipt of VAT to give effect to the provisions of 22.7.4 above.

23.          ASSIGNMENT

             Neither party shall assign or transfer or purport to assign or transfer any of its rights or obligations under this Agreement except that the benefit of the Warranties may be assigned in whole or in part only to another member of the Nashua Group for so long as such person continues to be a member of the Nashua Group and without restriction by the person for the time being entitled to the benefit of the Warranties.

24.          GUARANTEE

24.1 In consideration for the Vendor entering into this Agreement Nashua irrevocably and unconditionally guarantees to the Vendor the due and punctual performance of all the obligations and liabilities under this Agreement of the Purchasers.

24.2 This Guarantee is a continuing security and shall remain in force until all moneys now or hereafter payable by and all obligations and liabilities of each of the Purchasers under this Agreement have been paid discharged or satisfied in full notwithstanding the liquidation administration or other incapacity or any change in the constitution of any one or more of the Purchasers or in the name and style thereof or any settlement of account or other matter whatsoever but the Vendor may release any one or more of the Purchasers and notwithstanding any such release this Guarantee shall remain a continuing security binding on Nashua.

24.3 This Guarantee is in addition to any other right remedy guarantee indemnity or security and may be enforced notwithstanding the same or any other mortgage charge pledge or lien now or hereafter held by or available to the Vendor or any member of the Vendor's Group.

24.4 Nashua shall not be exonerated nor shall its liability hereunder be lessened or impaired by any time, indulgence or relief being given by the Vendor to the Purchasers or by any amendment of or supplement to this Agreement, or any other document, or by the taking, variation, compromise, renewal, release of, refusal or neglect to perfect or enforce any right, remedies or securities against the Purchasers or by anything done or omitted which but for this provision might operate to exonerate such company.

24.5 The Purchasers hereby waive all rights the Purchasers may have of first requiring the Vendor to proceed against or enforce any guarantee or security of, or claim payment from the Purchasers.

25.          NOTICES

25.1 Any notice or other communication under or in connection with this Agreement shall be in writing and shall be delivered personally or by post or sent by telefax to the party due to receive the notice or communication at its address set out in this Agreement or such other address as any party may specify by notice in writing to the other. Such notices or other communication shall, if sent to the Vendor, be marked for the attention of Frank Brenan with a copy to Geoffrey Pickerill at the Vendor's Solicitors and if sent to the

             Purchasers or to Nashua shall be sent to Nashua, marked for the attention of the President of Nashua with a copy to Counsel of Nashua.

25.2 In the absence of evidence of earlier receipt, any notice or other communication shall be deemed to have been duly given:

             25.2.1 if delivered personally, when left at the address referred to in Clause 25.1; and

             25.2.2 if sent by post, two days after posting the properly stamped and addressed letter, six days if air-mail;

             25.2.3      if sent by telefax, on completion of its transmission.

25.3 For the purposes of serving notices by telefax, the following telefax numbers shall be used, unless either party specifies an alternative number by notice in writing to the other:-

             The Vendor :         Frank Brenan 0722 411213
                                  Geoffrey Pickerill 071 379 6854

             Nashua:              The President 0101 603 880 2747
                                  Counsel 0101 603 880 2747

26.          GOVERNING LAW AND JURISDICTION

26.1 This Agreement is governed by, and shall be construed in accordance with, English law.

26.2 Each party irrevocably agrees for the benefit of the Purchasers that the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively, "PROCEEDINGS" and "DISPUTES") and, for such purposes, irrevocably submits to the jurisdiction of the courts of England.

26.3 Each party irrevocably waives any objection which it might at any time have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that the courts of England are not a convenient or appropriate forum.

26.4 Each party agrees that the process by which any Proceedings are begun in England may be served on the Vendor by being delivered in accordance with Clause 25. Nothing contained in this Clause 26.4 shall affect the right to serve process in any other manner permitted by law.

26.5 The submission to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right of the Purchasers to take Proceedings against the Vendor in any other court of competent jurisdiction, nor shall the taking of Proceedings by the Purchasers in any one or more jurisdictions preclude the Purchasers taking Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

27.          COUNTERPARTS

             This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all the counterparts together shall constitute one and the same instrument.

                                   SCHEDULE 1
                    EXCLUDED ASSETS AND EXCLUDED LIABILITIES


1.           Any cash in hand and at bank.

2.           Nexus Mailers

3.           The shares in the following companies:

             ColourCare International B.V.;
             ColourCare International S.L.;
             Newbridge Photographic B.V.;
             ColourCare International (Northern Ireland) Limited;
             Freeprint Limited;
             Trifca International S.A;
             Wilco S.A;
             ColourCare France S.A.; and
             ColourCare International Limited.

4.           Any intra-company and inter-company balances of the Vendor's
             Group.

5. Any amounts owed by London International Group plc to the Vendor's Group or by any member of the Vendor's Group to London International Group plc.

6. Excluded Liabilities are the liabilities of the Subsidiaries (other than those (not being Encumbrances) directly attaching to the Assets or incidental thereto) which excluded Subsidiaries liabilities include, without limiting the generality of the foregoing, any litigation, tax liabilities or liabilities for past service for ex-employees and current employees of the Business (except in so far as such liabilities for past service relate to the Business carried out by the Belgian branch of ColourCare International B.V.).

                                   SCHEDULE 2
                          INTELLECTUAL PROPERTY RIGHTS

PART A: PRINCIPAL TRADE MARK REGISTRATIONS AND APPLICATIONS


                                                   Regn No
  Country        Trade Mark                        (Appln No)      Class
  -------        ----------                        ----------      -----
  Benelux        TRIFCA word                       330747          1, 9, 16

  Benelux        TRIFCA word                       488871          37, 39, 40, 42

  Benelux        TRIFCA 3 print word device and    488872          1, 9, 16, 37,
                 numeral                                           39, 40, 42

  Benelux        TRIFCA SUPERCOLOR words           495363          1

  Denmark        TRIFCA word                       3628/90         1, 9, 16, 37,
                                                                   40, 42

  Eire           BELMONT stylised word             140636          1

  Eire           BELMONT stylised word             140637          9

  Eire           BELMONT stylised word             140638          16

  Eire           BELMONT WORLD OF COLOUR and       (4196/92)       1
                 Device

  Eire           BELMONT and Device                (4197/92)       16

  Finland        TRIFCA word                       108653          1, 9, 16, 37,
                                                                   40, 42

  Finland        TRIFCA word                       112671          35, 38

  France         TRIFCA word                       1200869         1, 9, 16, 40

  France         TRIFCA and device                 1722924         1, 16, 39, 40

  Norway         TRIFCA word                       124866          1, 9, 16, 37,
                                                                   40, 42

  Norway         TRIFCA word                       133408          1, 9, 16, 37,
                                                                   40, 42

  Portugal       LABOPOST word                     (289659)        16

  Portugal       LABOPOST word                     (289660)        39

  Portugal       LABOPOST word                     (289661)        40

  Portugal       LABOPOST word                     (289658)        1

                                                   Regn No
  Country        Trade Mark                        (Appln No)      Class
  -------        ----------                        ----------      -----

  Spain          LABOPOST word                     (1656909)       1

  Spain          LABOPOST word                     785616          16

  Spain          LABOPOST word                     853284          39

  Spain          LABOPOST word                     853285          40

  Sweden         TRIFCA word                       227879          1, 9, 16, 37,
                                                                   40, 42

  UK             BELMONT word and device           B1290991        40

  UK             BELMONT WORLD OF COLOUR FOTO      B1508120        1
                 SERVICES words and device

  UK             BELMONT WORLD OF COLOUR and       B1508121        16
                 device

  UK             BELMONT WORLD OF COLOUR FOTO      B1508122        40
                 SERVICES and device

  UK             TRIFCA 3 PRINTS words and         B1470759        40
                 device

PART B: OTHER TRADE MARK REGISTRATIONS AND APPLICATIONS



                                                   Regn No
  Country        Trade Mark                        (Appln No)      Class
  -------        ----------                        ----------      -----

  Benelux        FOTO-POST word                    339232          1, 9, 16

  Benelux        HOT BOX words                     531675          9

  Denmark        HOT BOX words                     03665/1993      9

  Eire           HOT BOX                           (252/93)        9

  Eire           FOTOSPEED                         (3219/92)       1

  Eire           FOTOSPEED                         (3220/92)       9

  Eire           FOTOSPEED                         (3221/92)       16

  Finland        HOT BOX words                     130229          9

                                                   Regn No
  Country        Trade Mark                        (Appln No)      Class
  -------        ----------                        ----------      -----
  France         FOTO-POST word                    1377704         1, 9, 16

  France         HOT BOX words                     93471015        1

  France         HOT BOX words                     93451870        9

  France         TRI-photo words                   1194949         1, 9, 16, 28,
                                                                   35, 40, 41, 42

  Germany        HOT BOX                           U8814/9WZ       9

  Norway         HOT BOX words                     163359          9

  Spain          BARACOLOR word                    1580227         39

  Spain          BARACOLOR LABOPOST word           785617          16

  Spain          BIFOTOSOLIS word                  1051119/9179    16

  Spain          HOT BOX words                     1742618         9

  Spain          LABOFOT LABOPOST word             785614          16

  Spain          SOLISCOLOR word                   1326080         40

  Spain          TRIPRINT word                     796183          16

  Sweden         HOT BOX words                     259505          9

  UK             HOT BOX word                      B1529110        9





PART C: TRADE AND BUSINESS NAMES AND UNREGISTERED TRADE MARKS


  Name or mark                         Area of Use          Nature and Extent of Use
  ------------                         -----------          ------------------------
  MAXICOLOR

  MAXICOLOUR

  TRIFCA

  TRIFKA


  Name or mark                         Area of Use          Nature and Extent of Use
  ------------                         -----------          ------------------------
  LABORATOIRE TISA

  TISA LABORATOIRE TRI PHOTO

  LABOPOST

  PRIVATE COLLECTION PHOTO SERVICE

  BELMONT

  FREEPRINT

  SOLISCOLOR

  NAPCOLOUR

  QUALIFOTO

  BONUSCOLOUR

                                   SCHEDULE 3
                                  THE PROPERTY

PART A: PARTICULARS OF THE PROPERTY

NORTHERN IRELAND:

1.    Property  :                        The leasehold property situated at 8
                                         Michelin Road, Mallusk,  Newtonabbey,
                                         County Antrim, being the whole of the
                                         land comprised in the lease mentioned
                                         below, and registered under the Folio
                                         number mentioned below.

2.    Lease

         Lease or Underlease       :     Lease

         Date                      :     19th June 1979

         Parties                   :     The Department of Commerce for
                                         Northern Ireland (1) (present landlord
                                         is Dennison Industrial Estates (N.I.)
                                         Limited)
                                         David Patton  & Sons (NI)
                                         Limited (2) (present tenant is Belmont
                                         Photographic Services Limited now
                                         called Colourcare International
                                         (Northern Ireland) Limited)

         Term                      :     99 years from 16th February 1978

         Current Rent per annum    :     1 Pound Sterling

         Rent Review Dates (if any):     None

         Licences or Deeds (if any):     Indenture dated 10 December 1982 made
                                         between Department of Economic
                                         Development for Northern Ireland (1)
                                         Lees Hyman and Lees (Holdings) Limited
                                         (2).

3.    Folio Number                 :     3574L County Antrim

4.    Type of Title                  :    Good Leasehold

5.    Use                            :    Commercial and Industrial

6.    Third Party Interests (if any) :    None

7.    Occupational Leases (if any)   :    None

8.    Additional Special Conditions  :


II.   REPUBLIC OF IRELAND

      Premises at Old Clare Street, Limerick held under a Licence dated 28 September 1993 between (1) United Drug Plc and (2) ColourCare International (Northern Ireland) Limited.


III.  ENGLAND

(a)

1.    Property                  :        the leasehold property known as land
                                         and factory premises on the north side
                                         of Northwall Road, Deal, Kent being
                                         the whole of the land comprised in the
                                         Lease mentioned below and being the
                                         whole of the land registered under the
                                         Title No. mentioned below

2.    Lease

                Lease or
                Underlease      :        Lease

                Date            :        17th October 1974

                Parties         :        Dean Property Holdings Limited(1)
                                         Aspen Garages Limited(2)
                                         C E  Ward, K J  Baker and Deal &
                                         South Eastern Holdings Limited(3)

                Term            :        25 years from 24th June 1974

        Current rent p.a.        :      Pounds sterling 28,500 [but
                                        outstanding review due 23/6/94]

        Rent review
        date(s)                  :      23/6/94 (last review date)
        [if any]

        Licence(s) or
        deed(s)                  :      (i)         Licence to Assign dated 20
        [if any]                                    December 1982 between Dean
                                                    Property Holdings Limited(1)
                                                    Aspen Garages Limited(2)
                                                    United Photographic
                                                    Laboratories Limited(3)


                                        (ii)        Deed of Variation dated 20
                                                    December 1982 between Dean
                                                    Property Holdings Limited(1)
                                                    United Photographic
                                                    Laboratories Limited(2)

                                        (iii)       Letter of consent to
                                                    alterations Dean Property
                                                    Holdings Limited to United
                                                    Photographic Laboratories
                                                    Limited


3.    Root of Title              :      K540921

4.    Type of Title              :      Absolute

5.    Use                        :      Photographic processing laboratory.

6.    Third Party Interests      :      None
      [if any]

7.    Occupational Leases        :      None
      [if any]

8.    Additional Special         :
      Conditions

(b)



1.    Property                    :      the leasehold property known as Units
                                         4 and 5, Minters Industrial Estate,
                                         Southwall Road, Deal, Kent being the
                                         whole of the land comprised in the
                                         Lease mentioned below


2.    Lease

                Lease or
                Underlease        :      Lease



                Date              :      6th November 1990



                Parties           :      Alfred Charles Maclean Harrhy and
                                         Clive Wayley Williams(1) Freeprint
                                         Limited(2)



                Term              :      5 years from 24th June 1990



                Current rent p.a. :      Pounds sterling 9,000



                Rent review
                date(s)           :      None remaining
                [if any]



                Licence(s) or
                supplementary
                deed(s)                 :       None
                [if any]



3.              Root of Title           :       The Lease




4.              Use                     :       Use within Classes B1, B2 and
                                                B8 of the Town and Country
                                                Planning (Use Classes) Order
                                                1987 or such other use as may
                                                from time to time be permitted
                                                by the Local Planning
                                                Authority.



5.              Third Party Interests    :      None
                [if any]



6.              Occupational Leases      :      None
                [if any]



7.              Additional Special       :
                Conditions





IV.   BELGIUM

1.    Property                           :      120m2 on the ground floor and
                                                basement and 80m2 on the first
                                                floor of the premises  situate
                                                at 1 Rue Victor Corne Mouscron.

2.    Lease

                Lease or Underlease      :      Lease

                Date                     :      30 June 1989

                Parties                  :      S.A. van immo and Trifca
                                                International B.V. "Maxicolor".

                Term                     :      9 years expiring 31 July 1998

                Current Rent per annum   :      BF 472,500

                Additional Special       :      The parties have expressly
                                                elected to apply Belgian law
                                                Conditions on commercial leases
                                                of 30 April 1951 to the lease
                                                agreement.



3.    Use                                :      Offices

4.    Third Party Interests              :      None


5.    Occupational Leases (if any)       :      None

6.    Additional Special Conditions      :



V     NETHERLANDS

1.    Property                           :      The commercial premises on
                                                ground and first floor at 107
                                                Weena, Rotterdam.

2.    Lease                              :

                Lease or Underlease      :      Lease

                Date                     :      1 March 1988

                Parties                  :      Landlord:   Bouw-en Exploitatie
                                                Maatschappij BaKKer van Vorst
                                                B.V. of Hillegom.


                Tenant                   :      Trifca International B.V. (now
                                                ColourCare International B. V.)

                Term                     :      Second option period until 28
                                                February 1998.


                Current rent             :      NGL 25670.69 for the first
                                                quarter of 1995 rent at 1 March
                                                1988 NLG 87,000 - subject to
                                                indexation in accordance with
                                                consumer price index on 1st
                                                March

                                                1995 (and thereafter annually).
                                                In addition service costs are
                                                payable (advance payment for
                                                such costs for first quarter of
                                                1995 amount to NLG 2,934.99).

3.    Use                                :      The ground floor should be used
                                                as shop space/or office space
                                                and the first floor as office
                                                space.


                Current use              :      Offices only

4.    Third Party Interests              :      None


5.    Occupational Leases
      [if any]                           :      None

6.    Additional Special Conditions      :



VI    SPAIN

1.    Property                           :      The leasehold property located
                                                at c/Energia  68-70, Nave num.
                                                2, Poligono del Este, 08094,
                                                Cornella, Barcelona, Spain

2.    Lease                              :
      Lease or
      Underlease                         :      Lease

      Date                               :      1 June 1991

      Parties                            :      Isidro Abello Riera
                                                (Corporacion Abra S.A.)
                                                ColourCare International S.L.
                                                (formerly Labopost S.L.)

      Term                               :      1 March 1995

      Current rent pa                    :      Data not available.  According
                                                to the contract the annual rent
                                                is 7.249.632 Pts plus 15% VAT.
                                                This amount may currently be
                                                higher, as the monthly rent
                                                might have been increased
                                                annually since the date of the
                                                contract (i.e. 1 June 1991).

      Rent review date                   :      The rent is reviewed annually
                                                on 1 March according to
                                                increases/decreases of Spanish
                                                Court of Living Index (IPC).

      Licence(s) or
      deed(s):                                  N/A

3.    Root of Title                      :      The Lease

4.    Use                                :      Warehouse

5.    Third Party Interests              :      None

6.    Occupational Leases                :      None

7.    Additional Special Conditions      :



VII FRANCE

(a)

1.      Property                           :    Z. I. de Liane,
                                                62 360 St. Leonard
                                                Boulogne, sur Mer,
                                                France

2.      Lease
        Lease or
        Underlease                         :    Underlease


        Date                               :    18 April 1990

        Parties                            :    Head Landlord    SILIS
                                                Tenant           SERES
                                                Subtenant        Colourcare
                                                                 France S.A.

        Term                               :    1 June 1990 expiry 31 July 1997

        Current rent p a                   :    In 1990 400,000 FF p.a. and
                                                TVA (18.6%)
                                                Deposit 100,000 FF
                                                (indexed every year)

        Rent review date                   :    31 July 1977 if lease renewed

        Licences or
        Deeds                              :    None


3.      Root of Title                      :    Lease

4.      Use                                :             Sale and rental of
                                                         cameras and
                                                         photographic equipment

5.      Third Party Interests              :             None

6.      Occupational Leases                :             None




(b)

1.      Property                           :             46 Rue des Meuniers,
                                                         92 120 Bagneux, France


2.      Lease
        Lease or
        Underlease                         :             Lease

        Date                               :             3 May 1991

        Parties                            :             SCOP les Charpentiers
                                                         de Paris(1)
                                                         Colourcare France
                                                         S.A.(2)

        Term                               :             1 May 1991 expiring 30
                                                         April 2000

        Current rent p a                   :             In 1991 280,000 FF
                                                         p.a. and TVA (18.6%).
                                                         Deposit 93,231.50 FF
                                                         indexed every year.

        Rent review date                   :             Indexed every year.

        Licences or
        Deeds                              :             None


3.      Root of Title                      :             Lease


4.      Use                                :             Sale and purchase
                                                         import export
                                                         distribution of all
                                                         products related to
                                                         photography, sound and
                                                         pictures.  Mail Order
                                                         business authorised.
                                                         No charge of user
                                                         clause permitted.

5.      Third Party Interests              :             None.


6.      Occupational Leases                :             None.




PART B:  CONDITIONS OF SALE FOR THE PROPERTY SPECIFIED IN PART III OF
           PART A OF THIS SCHEDULE (THE ENGLISH PROPERTY)

1.      DEFINITIONS

        In this part of this Schedule:

        "ADDITIONAL SPECIAL CONDITIONS" means the conditions (if any) as identified as such and set out in the relevant paragraph of a Section

        "ASSIGNMENT APPLICATION" means the application to the relevant Landlord made by or on behalf of the Assignor for the relevant Licence

        "ASSURANCE" means the transfer or assignment to the Purchaser of a Property to be executed pursuant to this Agreement in the agreed form;

        "ASSIGNOR" means the Subsidiary which is the tenant under the relevant Lease;

        "LANDLORD" means the reversioner for the time being under any Lease, and any other person whose consent may, under the terms of the licence, be required for the assignment referred to in the definition of "Licence";

        "LEASE" means each of the leases, underleases or agreements therefor, referred to in Part A under the heading "Lease" and any licence and instrument supplemental to the Lease including any mentioned in those Sections;

        "LICENCE" means such consent of the Landlord as may be required under the terms of each Lease for its assignment to the Purchaser pursuant to this Agreement and includes any instrument evidencing the consent (which shall be made in such form as the relevant landlord may reasonably require in accordance with the terms of the relevant Lease and the provisions of this Agreement);

        "NATIONAL CONDITIONS" means the National Conditions of Sale (Twentieth Edition);

        "PART" means one of the Parts of this Schedule;

        "PLANNING ACTS" means the Town & Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990, the Planning and Compensation Act 1991 and all other applicable town and country planning legislation;

        "SECTION" means one of the Sections of Part A; and

        "THIRD PARTY INTERESTS" means any matters so referred to in Part A insofar as they relate to a Property and are still subsisting and capable of being enforced;

        and other terms and conditions are defined in Clause 1 of this Agreement.

2.      POSSESSION

        Vacant possession of the Property shall be given at Completion.

3.      TITLE

        The title to each Property having been deduced to the Purchaser prior to the date hereof as the Purchaser admits (save for the production of the relevant Licence in relation to each Property) the Purchaser shall be deemed to purchase with full knowledge thereof as referred to in the documents in the Agreed Schedules and shall not be entitled to raise any requisition thereon or objection thereto save in relation to any entry on the pre-Completion Land Registry Search (if the title to the Property is registered) or the HM Land Registry Land Charges Search (if the title to the Property is unregistered).

4.      COVENANTS FOR TITLE

4.1 The Assignor is selling the Property, and in each Assurance shall be expressed to sell it, as beneficial owner.

4.2 Each Assurance shall contain the following provision (with any necessary changes):

                 "Any covenant which is implied [by section 24(1)(a) of the Land Registration Act 1925] by reason of the Vendor [transferring/ assigning], and being expressed to [transfer/assign] as beneficial owner shall be so modified that it shall not be implied that any of the tenant's obligations contained in the Lease has been performed or observed and which, if performed or observed, would put the Property into a state and condition other than that in which it now is."

5.      MATTERS AFFECTING PROPERTY

5.1 Each Property is sold subject to any Third Party Interest, and any Occupational Lease relating thereto and set out in the relevant Section.

5.2 Each Assurance of a Property shall contain the following provision (with any necessary changes):

        "[    ].1      From the [date of Completion] the Purchaser and its
                       successors in title shall henceforth during the balance of the term (including any period of holding over or other continuation or extension for which the Assignor is liable under the terms of the Lease:

                 [  ].1.1   perform and observe all the tenant's obligations
                            contained in the Lease;

                 [[  ].1.   perform and observe each obligation, restriction,
                            stipulation or other matter contained or referred to in the relevant Third Party Interests.]

        [    ].2 The Purchaser shall indemnify the Assignor against all damages, losses, liabilities and costs which the Assignor may properly incur or suffer as a result of the Purchaser's breach
                 of its obligations contained in Clause [    ].1 (including,
                 without limitation, all losses, damages, liabilities and costs reasonably incurred or suffered as a result of defending or settling any claim alleging any such liability)."

6.      LAND CHARGES AND PLANNING

        The Property is also sold subject to:

6.1 All existing rights, privileges, easements, liabilities (and in particular but without prejudice to the generality of the foregoing drainage and other service rights or easements) and quasi or reputed easements affecting any Property.

6.2 All Local Land Charges (whether registered or not before the date hereof) and all matters capable of registration as Local Land Charges (whether or not actually registered as such) affecting or relating to any Property or any part thereof.


6.3 All notices, orders, proposals or requirements (whether registered or not before the date hereof) affecting or relating to any Property or any part thereof given or made by any government department or by any statutory undertaker or by any public local authority or other competent authority.

6.4 All actual or proposed charges, orders, proposals, restrictions, agreements, notices or other matters whatsoever (whether registered or not before the date hereof) affecting or relating to any Property or any part thereof or any building or other structure thereon or any part thereof arising under the Planning Acts.

7.      NATIONAL CONDITIONS

7.1 The following conditions of the National Conditions are incorporated into this Agreement so far as they are not inconsistent with its express terms:

        7.1.1    the whole of condition 6

        7.1.2    conditions 11(2), (3) and (4);

        7.1.3    conditions 12(2) and (3);

        7.1.4 conditions 13(1) (save that the words "and of a statutory declaration" to the end of Condition 13(1) shall be deleted)
                 (2) and (3);

        7.1.5    the whole of condition 17;

        7.1.6    condition 18(1) and (3); and

        7.1.7 conditions 19(2), (3) and (4), except that in condition 19(3) the words "completion date" shall be replaced with the words "date of Completion", and in condition 19(4) the words "not in an area of compulsory registration" shall be deleted.

7.2 In the conditions mentioned in paragraph 7.1 of this Part, "working day" means a "Business Day".

8.      WHOLE CONTRACT

        The Additional Special Conditions shall be deemed incorporated in this Agreement insofar as they relate to the sale and purchase of a Property.

9.      EXECUTION OF DUPLICATES

        The following provisions shall apply in relation to each Assurance or any other document required to be executed in respect of a Property pursuant to this Part of this Schedule:

9.1 The Purchaser shall execute a duplicate or counterpart of the Assurance or other document; and

9.2 Following execution thereof, the Purchaser shall procure that the duplicate or counterpart is duly denoted for stamp duty purposes, and that it is then delivered to the Vendor's Solicitors as soon as practicable.

10.     RENT REVIEWS

        10.1 in this paragraph, unless the context otherwise requires, "agreed" and "determined" mean, respectively, agreed or determined in such manner as shall be legally binding on the Assignor and "agree", "agreement" and "determination" each has a corresponding meaning.

        10.2 in respect of each Lease under which the rent thereby reserved is and/or was due to be reviewed at a date prior to the date of Completion but has not been agreed or determined on or before such date, the Vendor agrees with the Purchaser to procure that the Assignor will not on and after the date hereof quote to nor agree any reviewed rent, nor conduct any negotiation or otherwise correspond with the Landlord thereunder or such Landlord's advisers, or any expert or arbitrator in connection with such rent, without, in each case, the prior written consent of the Purchaser (such consent not to be unreasonably withheld or delayed).

        10.3 in the event that, on Completion, the amount of any such reviewed rent has not been agreed with the relevant Landlord or otherwise determined under the relevant Lease, then the Purchaser agrees with the Vendor:

                (i) that thereafter the Purchaser shall use all reasonable endeavours to agree or to secure the determination of such rent as soon as practicable in accordance with the provisions of the relevant Lease but shall not quote to nor agree any reviewed rent with the landlord thereunder or such landlord's advisers or any expert or arbitrator in connection with such rent without in each case the prior written consent of the Vendor (such consent not to be unreasonably withheld or delayed).

                (ii) that, within ten Business Days after such rent is agreed with the Landlord under the relevant Lease or is notified to the Purchaser as having been otherwise determined in accordance with the terms thereof, the Purchaser shall notify the Vendor in writing of the amount thereof; and

                (iii) that, on payment of such reviewed rent, or (where appropriate) the difference between such reviewed rent and the rent payable by the tenant for the relevant period, in each case by the Purchaser or by anyone so authorised by the Purchaser, the Vendor shall within ten Business Days pay to the Purchaser a proportion thereof calculated from the relevant review date down to the close of business on the date of Completion, and a proportion of any interest due under the terms of the relevant Lease and, so paid by the Purchaser or by anyone so authorised by the Purchaser to the relevant Landlord on such reviewed rent or such difference (as the case may require) (less tax where requisite).

11.   LICENCE TO BE OBTAINED

      11.1.1 The Vendor shall, at its own cost, use all reasonable endeavours (which shall in this sub-clause mean an obligation to pursue, commence and proceed with such application diligently and (subject to an indemnity from the Purchaser in respect of all reasonable legal and other costs and expenses properly incurred or to be incurred by the Vendor in relation thereto (such indemnity to be given in a form satisfactory to the Vendor) to commence and diligently pursue proceedings in a court of competent jurisdiction for a declaration that consent is being unreasonably withheld (unless the Vendor or the Purchaser shall obtain an opinion from leading counsel that court proceedings are unlikely to be successful) but shall also include an obligation (not subject to an indemnity from the Purchaser) to pay reasonable legal fees properly incurred by the relevant Landlord to obtain the Landlord's consent (where required) to the assignment or transfer to the Purchaser of the Property) to obtain each Licence on or prior to Completion and (for the avoidance of doubt) the Vendor shall remedy at its own cost (where capable of remedy) any breach of a Lease which is resulting in a Landlord reasonably refusing or delaying its consent to an Assignment Application;

      11.1.2 The Purchaser shall supply such reasonable assistance as the Vendor shall reasonably require to assist the Vendor in complying with its obligations under this Clause 11 (including without prejudice to the generality thereof supplying such financial information, references and corporate information in respect of the Purchaser as may be properly requested by the relevant Landlord) but the Purchaser shall not be obliged to offer any guarantee or surety for the performance of the tenant's obligations under the relevant lease.

      11.1.3 The Vendor will liaise and consult with the Purchaser as to the progress of all Assignment Applications and shall at reasonable intervals (upon the Purchaser's solicitors' request) cause to be supplied to the Purchaser's solicitors status reports as to progress in obtaining all outstanding Licences.

      11.1.4 If the relevant Landlord reasonably so requires the Purchaser shall execute any Licence (or any other deed agreed between the parties) in order to give the relevant Landlord a direct covenant or other appropriate undertaking by the Purchaser to pay the rents reserved by and to perform and observe its obligations under the relevant Lease (the covenant to be in such form as the relevant Landlord may reasonably require).

      11.1.5 The Vendor shall procure execution by the Assignor and the Purchaser shall execute the Licence (if required) and deal promptly with all correspondence and documentation relating to such Licence.

      11.1.6 The Vendor shall procure that the Vendor's Solicitors deliver to the Purchaser's solicitors a copy of each completed Licence within three (3) Business Days of receipt by them of the original and shall notify the Purchaser's solicitors, as soon as reasonably practicable following receipt by them of each such original.

      11.1.7 Subject to completion of the relevant Licence, the relevant Assurance of a Property (being an assignment or transfer of the relevant Lease as appropriate) shall be completed at Completion.

12.   CONSIDERATION

      The purchase price for each Property shall be as stated in Schedule 6.

13.   DELIVERY OF TITLE DOCUMENTS

      The Vendor shall procure at Completion the delivery of original or certified copies (as the case may be) of the title deeds and documents identified in the Agreed Schedules relating to each property for retention by the Purchaser.

14.   LAW OF PROPERTY (MISCELLANEOUS PROVISIONS) ACT 1989 ("THE ACT")

      For the purposes of Section 2 of the Act the parties hereto acknowledge the terms of this Agreement constitute so far as concerns the sale or other disposition of the Property the whole Agreement between them in relation thereto.


PART C - CONDITIONS OF SALE FOR THE PROPERTY SPECIFIED IN PART I OF PART A OF
         THIS SCHEDULE ("THE NORTHERN IRELAND PROPERTY")

The Law Society of Northern Ireland General Conditions of Sale (second edition) shall apply to the Northern Ireland Property as amended where necessary and
applicable in accordance with the   Conditions of  Sale of the English Property
at Part B above.

PART D - CONDITIONS OF SALE FOR THE PROPERTY SPECIFIED IN PARTS IV, V AND VI OF
         PART A OF THIS SCHEDULE ("THE CONTINENTAL EUROPEAN PROPERTIES")

The conditions of sale of the English Property referred to in Part B above shall apply insofar as the same are applicable and required to give effect to the sale and purchase of the Continental European Properties in accordance with the terms of this Agreement.

PART E - CONDITIONS OF SALE FOR THE PROPERTY SPECIFIED IN PART II OF PART
         A OF THIS SCHEDULE ("THE REPUBLIC OF IRELAND PROPERTY")

The Vendor shall use all reasonable endeavours (but without being under any obligation to institute any court proceedings or to make any payment as consideration therefor) to procure (a) the licensors consent to the assignment to Northern Ireland of the licence dated 28 September 1993 made between (1) United Drug Plc and (2) ColourCare International (Northern Ireland) Limited ("the Limerick Licence") and thereafter to execute an assignment thereof or (b) the grant to Northern Ireland of a fresh licence of the Republic of Ireland property on terms no less advantageous than those contained in the Limerick Licence.

                                   SCHEDULE 4
                    INFORMATION CONCERNING THE SUBSIDIARIES

COLOURCARE INTERNATIONAL (NORTHERN IRELAND) LIMITED

1.        Registered number:                        N.I. 03976

2.        Address of registered office:             8 Michelin Road, Mallusk,
                                                    Newtonabbey, Co.
                                                    Antrim, BT36 8UD

3.        Charges:
          DATE OF     DATE REGISTERED     TYPE             CHARGE/MORTGAGE
          CHARGE

          28/6/94     8/7/94              Debenture        London International
                                                           Group plc


          28/6/94     11/7/94             Guarantee and    Kodak Ltd
                                          Debenture

          19/8/94     22/8/94             Charge           London International
                                                           Group plc

          19/8/94     22/8/94             Guarantee        Kodak Ltd
                                          and Charge



COLOURCARE INTERNATIONAL B.V.

1.        Registered number:                        B.V. 192.087

2.        Address of registered office/
          principal place of business:              3013 CH Rotterdam,
                                                    Weena 107, Holland

3.        Charges:                                  None


COLOURCARE INTERNATIONAL S.L.

1.        Registered Number                         Barcelona Mercantile
                                                    Registry Volume 10531
                                                    Section 2 Book 9537
                                                    Sheet 120,983.

2.        Address of registered office/
          principal place of business:         Cornella de Llobregat
                                               (Barcelona)
                                               Calle Energia num. 68-70
                                               Nave 2
                                               Poligono del Este

3.        Charges:                             None


COLOURCARE INTERNATIONAL S.A.

1.        Registered Number                    B312 347 395

2.        Address of registered office/
          principal place of business:         Saint Leonard (62360)
                                               Zone Industrielle de la Liane
                                               Boulogne Sur Mer
                                               France

3.        Charges:                             None


FREEPRINT LIMITED

1.        Registered Number                    1055464

2.        Address of registered office/
          principal place of business:         Riverside House, Avon Approach,
                                               Salisbury, Wiltshire.

3.        Charges:
          UK Kodak Guarantee and Debenture
          UK LIG Debenture

COLOURCARE INTERNATIONAL LIMITED

1.        Registered Number                    156435

2.        Address of registered office/
          principal place of business          Riverside House, Avon Approach,
                                               Salisbury, Wiltshire.

3.        Charges:
          UK Kodak Guarantee and Debenture
          UK LIG Debenture

NEXUS S.N.C.

1.        Registered Number:                        [                  ]

2.        Address of registered office/
          principal place of business               Bagneux (92120)
                                                    46 rue des Meuniers

3.        Charges:                                  [                  ]

NEWBRIDGE PHOTOGRAPHIC B.V.

1.        Registered Number:

2.        Registered office/principal place
          of business :

3.        Charges

                                   SCHEDULE 5

                                   WARRANTIES

1.        CAPACITY AND AUTHORITY

1.1       INCORPORATION AND EXISTENCE

          The Vendor is a company duly incorporate and validly existing under English law.

1.2       POWER AND AUTHORITY

1.2.1 The Vendor has the legal right and full power and authority to execute and deliver, and to exercise its rights and perform its obligations under, this Agreement and all the documents which are to be executed at Completion.

1.2.2 The Vendor and each Subsidiary has the legal right and full power and authority to carry on the Business in each of the jurisdictions in which they or any of them operate.

1.3       CORPORATE ACTION

          All corporate action required by the Vendor and each Subsidiary validly and duly to authorise the execution and delivery of, and to exercise its rights and perform its obligations under, this Agreement and all other documents which are to be executed at Completion has been duly taken.

1.4       BINDING AGREEMENTS

          This Agreement constitutes, and the documents which are to be executed at Completion when executed will constitute, valid and binding agreements of the Vendor and each Subsidiary enforceable in accordance with their respective terms.

2.        INFORMATION

All information set out in this Agreement, the Disclosure Letter (including any annexures to the Disclosure Letter) and in the Information Bundles is true and accurate in all respects and not misleading in any respect.

3.        ACCOUNTS

3.1       GENERAL

3.1.1 The Accounts have been prepared in accordance with the law and on a proper and consistent basis in accordance with generally accepted accounting standards, principles and practices in the United Kingdom.

3.1.2 The Accounts show a true and fair view of the assets, liabilities and the state of affairs of each Subsidiary as at the Last Accounting Date and of the profits and losses of each Subsidiary for the period ended on the Last Accounting Date.

3.2       PROVISION FOR DEBTS AND LIABILITIES

          Full disclosure of and adequate provisions for bad and doubtful debts and all liabilities (whether actual, contingent or otherwise) and all financial commitments in existence at the Last Accounting Date have been made in the Accounts.

3.3       EXTRAORDINARY AND EXCEPTIONAL ITEMS

          The results shown by the audited profit and loss accounts of each Subsidiary for each of the three financial periods ended on the Last Accounting Date have not (save as disclosed in those accounts) been affected by any extraordinary, exceptional or non-recurring item or by any other circumstance rendering the profits or losses for all or any of the periods covered by those accounts unusually high or low.

3.4       VALUATION OF STOCK AND LONG TERM CONTRACT BALANCES

          In the Accounts:

          3.4.1 stocks (excluding long-term contract balances) were valued in the same manner adopted in the two preceding accounting periods and on the basis of the lower of cost or net realisable value;

          3.4.2 the long-term contract balances were valued in the same manner adopted in the two preceding accounting periods and on the basis of net cost, less foreseeable losses and payments on account;

          3.4.3 all redundant and obsolete stocks were written off and all slow moving and damaged stocks were written down appropriately.

3.5       DEPRECIATION

          The bases and rates of depreciation and amortisation adopted in the Accounts were the same as those adopted in the audited accounts of each Subsidiary for the two previous accounting periods.

3.6       MANAGEMENT ACCOUNTS

          The Management Accounts have been diligently prepared in accordance with the disclosed accounting policies of and on a consistent basis with the previous 6 monthly management accounts of each Subsidiary and show a fair view of the assets and liabilities, profits and losses of each Subsidiary as at the end of each relevant monthly period.

3.7       RECORDS

          All the Records are in the possession of the Vendor or the relevant Subsidiary or under its or their respective control, are fully and accurately completed in accordance with all applicable legal requirements and are up-to-date.

4.        CHANGES SINCE THE LAST ACCOUNTING DATE

Since the Last Accounting Date:

4.1 the Business has been carried on in the ordinary and usual course without interruption, in the same manner (including, without limitation, nature and scope) as in the year ended on the Last Accounting Date and so as to maintain the Business as a going concern; and

4.2 there has been no material adverse change in the Assets or in the financial or trading position or prospects of the Business.

5.        TAXATION

5.1       DISPUTES

          Neither the Vendor nor any Subsidiary is involved in any dispute with any tax or other appropriate fiscal authority.

5.2       INHERITANCE TAX

5.2.1 There is no unsatisfied liability to succession or death duties attached or attributable to any of the Assets and no such liability could arise as a result of any event occurring on or before Completion whether or not in combination with any event occurring after Completion.

5.2.2 None of the Assets is, or could as a result of any event occurring on or before Completion whether or not in combination with any event occurring after Completion become, subject to a preferred right or charge in favour of any tax authority.

5.2.3 No person is, or could as a result of any event occurring on or before Completion whether or not in combination with any event occurring after Completion become, liable to inheritance tax attributable to the value of the Assets and in consequence no person has, or could as a result of any event occurring on or before Completion whether or not in combination with any event occurring after Completion have, the power to raise the amount of inheritance tax by the sale or mortgage of or by a terminable charge on any of the Assets as mentioned in section 212 Inheritance Tax Act 1984 (powers to raise tax).

5.3       REGISTRATION OR STAMP DUTIES

          All documents (other than those which have ceased to have any legal effect) to which the Vendor or any Subsidiary is a party and which relate to the Business have been duly stamped or as the case may be registered with all registration duties assessed thereon having been paid.

5.4       VALUE ADDED TAX

5.4.1 None of the Assets is a capital item the input tax on which may be subject to adjustment in accordance with the provisions of Part VA Value Added Tax (General) Regulations 1985 (adjustments to the deduction of input tax on capital items) or equivalent legislation in other jurisdictions in which the Business operates.

5.4.2 The Vendor has not made any election under paragraph 2 of Schedule 10 to the VATA (election to waive exemption) in relation to the Property or equivalent legislation in other jurisdictions in which the Business operates.

5.4.3 The sale of the Assets will not give rise to any claw-back of VAT or equivalent legislation in other jurisdictions in which the Business operates already reclaimed in respect of any of the Assets.

5.5       GENERAL

          No tax liability has been the subject of disagreement with the tax authorities nor is ColourCare International S.L. currently subject to any tax inspection.

6.        ASSETS

6.1       TITLE AND CONDITION

6.1.1     All the Assets are:

          (a) legally and beneficially owned by the Vendor or the relevant Subsidiary free from any Encumbrance;

          (b) where capable of possession, in the possession or under the control of the Vendor or the relevant Subsidiary.

6.1.2 The Assets comprise all the assets of the Business as carried on by the Subsidiaries immediately prior to Completion

6.1.3 All the Fixed Plant, Machinery, Motor Vehicles and Office Equipment are in good repair condition and working order (having regard to their age) and have been regularly maintained and are not dangerous.

6.2       STOCKS

6.2.1 The Stocks are of merchantable quality and saleable in the ordinary and usual course of the Business in accordance with its current price list.

6.2.2 The level of the Stocks is consistent with that required to be maintained and used in the ordinary course of business.

6.3       INTELLECTUAL PROPERTY

6.3.1     The Principal Intellectual Property Rights are:

          (a)      so far as the Vendor is aware, in full force and effect;

          (b) solely and beneficially owned by, and validly granted to, the Vendor or any Subsidiary free from all licences or Encumbrances except in relation to the "MaxiColor" sub-licences granted by Trifca International B.V. (now ColourCare International B.V.) to C.J. van der Heyden which were registered on 13 October 1988 and on 22 May 1990; and

          (c) not, and will not, be the subject of any claims or opposition from any employees of the Vendor or of any Subsidiary.

6.3.2 Short particulars of all the registered Intellectual Property Rights (including, without limitation, applications for registration (the "APPLICATIONS")) in respect of which the Vendor or the relevant Subsidiary is the registered proprietor or applicant for registration are set out in Parts A and B of Schedule 2.

6.3.3 All the trade marks (including not only word marks but logos and devices and any trade dress or get-up) and the trade or business names used by the Vendor or any Subsidiary in the course of the Business (other than those set out in Parts A and B of Schedule 2) are set out in Part C of Schedule 2.

6.3.4 All and any goodwill associated with the Trade Marks is owned by the Vendor or the relevant Subsidiary.

6.3.5 All of the registered Intellectual Property Rights are granted in accordance with the procedure required by the relevant intellectual property registries and subsisting, all renewal fees due and payable prior to the date of this Agreement in respect of the registered Intellectual Property Rights have been duly paid, and all other steps required for the maintenance and protection of the registered Intellectual Property Rights have been taken, in any jurisdiction in which they are registered.

6.3.6 The Applications are subsisting and so far as the Vendor is aware it has not received notice of any circumstances which would render any of the Applications unacceptable to the relevant Registry or Office or which would prevent the Applications, or any of them, from proceeding to grant and registration.

6.3.7 None of the registered trade marks to be sold to Licensing by the Vendor is associated with any trade mark or trade marks not being sold to Licensing under this Agreement.

6.3.8 So far as the Vendor is aware nothing has been done or omitted to be done whereby any of the Intellectual Property Rights have ceased or might cease to be valid and enforceable or whereby any person is or will be able to seek cancellation, rectification or any other modification of any registration of any of the Intellectual Property Rights.

6.3.9 So far as the Vendor is aware there are and have been no proceedings, actions or claims, and no proceedings, actions or claims are pending or threatened or will arise, impugning the title, validity or enforceability of any of the Intellectual Property Rights or claiming any right or interest in any of the Intellectual Property Rights.

6.3.10 Neither the Vendor nor any Subsidiary has granted and neither is obliged to grant any licence, sub-licence, assignment, consent, undertaking or any other rights in respect of any of the Intellectual Property Rights.

6.3.11 So far as the Vendor is aware there is no infringement of any of the Intellectual Property Rights.

6.3.12 The activities, processes, methods, Intellectual Property, products or services now or at any time employed, manufactured, used, dealt in, or supplied, by the Vendor or any Subsidiary in the Business;

          (a) are not now nor were they at the time employed, manufactured, used, dealt in or supplied, subject to the licence, consent or permission of, or payment to, any third party;

          (b) do not now nor did they at the time employed, manufactured, used, dealt in or supplied, infringe any Intellectual Property (including, without limitation, moral rights) of any third party; and

          (c)      will not give rise to any claim.

6.3.13 No party to any agreement relating to the use by the Vendor or any Subsidiary of any Intellectual Property owned by a third party is, or has at any time been, in breach of such agreements and no event has occurred which would entitle any third party to terminate such agreements prematurely.

6.3.14 Neither the Vendor nor any Subsidiary has disclosed, and is not obliged to disclose, any Know-How or Confidential Information to any person other than its employees who are bound by obligations of confidence or except in the ordinary and usual course of the Business and then only on condition that the disclosure is to be treated as being of a confidential nature.

6.3.15 Neither the Vendor nor any Subsidiary is a party to any confidentiality or other agreement which restricts the free use of any of the Intellectual Property Rights or the use or disclosure of any information relating to the Business.

6.3.16 Neither the Vendor nor any Subsidiary uses, or otherwise carries on the Business under, any name other than its respective corporate name.

6.3.17 Without prejudice to the provisions of Warranty 6.3.1, the Intellectual Property Rights other than the Principal Intellectual Property Rights are solely and beneficially owned by the Vendor or any Subsidiary free from any licences or Encumbrances.

6.4       BOOK DEBTS

6.4.1 No Trade Debt is the subject of any arrangement made otherwise than in the ordinary and usual course of the Business details of which have been supplied to the Purchasers.

6.4.2 No Trade Debt has been released by the Vendor or any Subsidiary on terms that the debtor has paid or will pay less than the book value for the debt or has been deferred, subordinated or written off or has proved to any extent to be irrecoverable.

6.5       EFFECT OF SALE

          To the best of the knowledge, information and belief of the directors of the Vendor (no enquiry having been made) the execution or performance of this Agreement and all other documents which are to be executed at Completion will not:

          6.5.1 result in the Purchasers losing the benefit of any asset, licence, right or privilege which the Business presently enjoys or relieve any person from any obligation to the Vendor or any Subsidiary; or

          6.5.2 conflict with, or result in a breach of, any agreement or arrangement to which the Vendor or any Subsidiary is a party.

6.6       ASSET REGISTER

          The Asset Register comprises a complete and accurate record of all the Fixed Plant and Machinery.

7.        PROPERTY

7.1       PROPERTY COMPRISES ALL LAND

          The Property comprises the whole of the land and premises owned, occupied or used by the Vendor or any Subsidiary in connection with the Business (other than the first floor offices at 33 High Street, Deal).

7.2       TITLE

          The Vendor or, where appropriate, the relevant Subsidiary has a good and marketable title to the Property (save in respect of Old Clare Street, Limerick where the relevant Subsidiary has a good personal right to occupy).

7.3       APPURTENANT RIGHTS

7.3.1 There is appurtenant to the Property all rights and easements which are necessary for the proper and existing use of the Property and which are without restriction as to hours of use or otherwise.

7.3.2     Any right or easement appurtenant to any Property which is:





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          (a)      freehold, is held by the Vendor or the relevant Subsidiary as the sole beneficial owner; or

          (b) held by the Vendor or the relevant Subsidiary under a lease or licence, is held for a term not less than the unexpired term of the lease or licence.

7.3.3 No right or easement appurtenant to the Property is terminable by any third party.

7.3.4 There are available to the Property such services (including, without limitation, electricity and water supplies, sewerage, and telecommunications lines) as are necessary for the existing use of the Property.

7.3.5 The Property does not adjoin any other land belonging to, or in the possession or occupation of, the Vendor or any Subsidiary.

7.4       ADVERSE INTERESTS

          Save as mentioned in Part A of Schedule 3, the Vendor or the relevant Subsidiary, as the case may be, is entitled to and has exclusive vacant possession of the Property.

7.5       PERFORMANCE OF OBLIGATIONS AFFECTING PROPERTY

          The Vendor or the relevant Subsidiary, as the case may be, has not been notified of any breach of any obligation, condition, restriction, agreement or statutory requirement affecting the Property, its occupation of the Property or the existing use of the Property.

7.6       OUTGOINGS

          The Property is not subject to any outgoing other than any normal rates, taxes, duties, assessments, charges, impositions, levies and outgoings or rents or other sums payable under any lease or licence under with it is held by the Vendor or the relevant Subsidiary, as the case may be.

7.7       DISPUTES AND NOTICES

          The Vendor is not aware of any outstanding dispute or notice affecting the Property, and none is anticipated.

7.8       LEASEHOLD OR LICENSED PROPERTY

          In the case of any Property which is held by the Vendor or the relevant Subsidiary under a lease or licence:





                                     - 74 -
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          7.8.1    there is no right for the landlord, licensor or other person to bring the term to an end before the expiration of the lease or licence by effluxion of time (otherwise than by forfeiture);

          7.8.2 there is no circumstance known to the Vendor which could restrict or terminate the continued and uninterrupted possession or occupation of the Property by the Vendor or the relevant Subsidiary;

          7.8.3 save as mentioned in Part A of Schedule 3, any rent or fee payable in respect of the Property is not in the course of being reviewed; and

          7.8.4 the landlord or licensor has not elected to waive any exemption from payment by the Vendor or the relevant Subsidiary of value added tax in respect of any payment made under the lease or licence.

7.9       TITLE DOCUMENTS

          There are no deeds or title documents relating to the Property which are in the possession or control of the Vendor or the Vendor's Solicitors or any Subsidiary or its or their other professional advisers other than those listed in the Agreed Schedules.]

8.        ENVIRONMENTAL MATTERS

8.1       DEFINITIONS

          For the purposes of the Warranties in paragraphs 8.2 to 8.4:

          "ENVIRONMENT" means any land, including, without limitation, surface land and subsurface strata, sea bed or river bed under any water as defined below and any natural or man-made structures; water, including, without limitation, coastal and inland waters, surface waters and ground waters and water in drains and sewers; and air, including, without limitation, air within buildings and other natural or man-made structures above or below ground;

          "ENVIRONMENTAL LAWS" means all or any applicable law (whether civil, criminal or administrative), common law, statute, statutory instrument, treaty, regulation, directive, decision, by-law, circular, code, order, notice, demand, decree, injunction, resolution or judgment of any government, quasi-government, supranational, federal, state or local government, statutory or regulatory body, court, agency or association, or any other person or body in any jurisdiction with regard to the pollution or protection of the Environment or harm to or the protection of human health or the health of animals or plants including, without limitation, laws relating to public and workers' health and safety, emissions,





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          discharges or releases of chemicals, genetically modified organisms, noise or any other pollutants or contaminants, or industrial, radioactive, dangerous, toxic or hazardous substances, or wastes (whether in solid, semi-solid or liquid form or in the form of a gas or vapour) into the Environment or otherwise relating to the manufacture, processing, use, treatment, storage, distribution, disposal, transport or handling of such substances or wastes;

          "ENVIRONMENTAL PERMITS" means all or any permits, licences, consents, approvals, certificates, qualifications, specifications, registrations and other authorisations, and the filing of all notifications, reports and assessments required under any Environmental Laws for the operation of the Business or the occupation or use of any premises in relation to the Business.

8.2       COMPLIANCE WITH ENVIRONMENTAL PERMITS

          All Environmental Permits necessary in relation to the Business have been obtained and the terms and conditions of all Environmental Permits and Environmental Laws have been complied with.

8.3       STATUS OF ENVIRONMENTAL PERMITS

8.3.1     All Environmental Permits are in full force and effect.

8.3.2 There are no facts or circumstances known to the Vendor indicating that any Environmental Permits would or might be revoked, suspended, cancelled, varied or not renewed.

8.3.3 All appropriate or necessary action in connection with the renewal or extension of any Environmental Permits has been taken.

8.3.4 The execution or performance of this Agreement and all other documents which are to be executed at Completion will not result in any Environmental Permits being revoked, suspended, cancelled, varied or not renewed.

8.3.5 None of the Environmental Permits nor any of the conditions to which any Environmental Permits are subject is personal to the Vendor or any Subsidiary.

8.4       ENVIRONMENTAL PROCEEDINGS

          There is no civil, criminal or administrative action, claim, complaint, investigation or other proceedings or suit being taken or made, or (to the knowledge of the Vendor) pending or threatened in connection with Business or any of the Assets or any liability (whether actual





                                     - 76 -
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          or contingent) to make good, repair, re-instate or clean up any land or other asset now or previously owned, occupied or used by the Vendor, any Subsidiary, or any other person, in connection with the Business, nor any act, omission, event or circumstance giving rise or likely to give rise in the future to any such action, claim, investigation, proceedings or suit or any such liability or any other liabilities under any Environmental Laws.

9.        CONTRACTS

9.1       In respect of the Major Contracts only:-

          9.1.1 There are no terms or conditions or variations from the written provisions as disclosed to the Purchasers which are material to the performance of the contract or which render the written terms misleading.

          9.1.2 There are no disputes or claims nor to the knowledge of the Vendor (no enquiry having been made) are there any circumstances likely to give rise to any such dispute or claim.

          9.1.3 No party has given notice of any actual or intended amendment or termination (including as to prices) or has otherwise sought to repudiate or disclaim the contract.

          9.1.4 Neither the Vendor nor any Subsidiary has knowledge of the invalidly or enforceability or grounds for recision of any such contract.

9.2       In respect of those Contracts other than the Material Contracts:

          (i) such Contracts have been entered into in the ordinary and usual course of business; and

          (ii) such Contracts contain no terms which are material in relation to the Business.

10.       TERMS OF TRADE AND BUSINESS

10.1      CREDITORS

          The Vendor and the Subsidiaries have paid their respective creditors within the times agreed with the creditors and there are no debts owing by them other than those Trade Credits listed in Schedule 7.





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
10.2      SUPPLIERS AND CUSTOMERS

10.2.1 During the 12 months ending on the date of this Agreement no substantial customer or supplier of the Business has:

          (a) ceased, or indicated an intention to cease, trading with or supplying the Business;

          (b) reduced, or indicated an intention to reduce, substantially its trading with or supplies to the Business; or

          (c) changed, or indicated an intention to change, substantially the terms on which it is prepared to trade with or supply the Business (other than normal price and quota changes).

10.2.2 To the best of the knowledge, information and belief of the directors of the Vendor (no enquiry having been made) no substantial customer or supplier of the Business is likely to:

          (a)      cease trading with or supplying the Business;

          (b) reduce substantially its trading with or supplies to the Business; or

          (c) change the terms on which it is prepared to trade with or supply the Business (other than normal price and quota changes).

10.2.3 To the best of the knowledge, information and belief of the directors of the Vendor (no enquiry having been made) the attitude of customers, suppliers and employees with regard to the Business will not be prejudicially affected by the execution or performance of this Agreement and all other documents which are to be executed at Completion.

10.2.4 Neither during the financial period of the Vendor and the Subsidiaries ended on the Last Accounting Date nor during the period commencing on the Last Accounting Date and ending on the date of this Agreement has any person (either individually or jointly with any other person) purchased from or sold to the Business more than ten per cent. of the aggregate amount of all purchases or sales made by the Business during these periods.

10.3      LICENCES, AUTHORISATIONS AND CONSENTS

10.3.1 The Vendor and each Subsidiary has obtained all licences, authorisations and consents required for the proper carrying on of the Business and all licences, authorisations and





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
          consents (short particulars of which are set out in the Disclosure Letter) are valid and subsisting and are freely transferable to the Purchasers.

10.3.2 Neither the Vendor nor any Subsidiary is in breach of any licences, authorisations or consents and there are no circumstances which indicate that any of them may be revoked or not renewed, in whole or in part.

10.4      COMPUTER RECORDS

10.4.1 None of the records, systems, data or information of the Business are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held or accessible by any means (including, without limitation, any electronic, mechanical or photographic process whether computerised or not) which are not included amongst the Assets.

10.4.2 The records, systems, data or information of the Business which are recorded and stored on or held by electronic, mechanical or photographic process are backed up on a daily basis.

10.5      DATA PROTECTION

10.5.1 The Vendor and each Subsidiary has obtained and maintained in full force and effect all registrations under the Data Protection Act 1984 and similar legislation in other jurisdictions in which the Business operates necessary or appropriate in relation to the Business including, without limitation, the registrations covering the obtaining, holding, processing, transfer and disclosure of all personal data effected by the Vendor and the Subsidiaries (including the transfer and disclosure to the Purchasers).

10.5.2 The Vendor and the Subsidiaries have in respect of personal data relating to the Business at all times complied with the Data Protection Principles contained in Schedule 1 to the Data Protection Act 1984 or similar principles in respect of other similar legislation in other jurisdictions in which the Business operates.

11.       EMPLOYEES

11.1      GENERAL

11.1.1 Save as disclosed in the Disclosure Letter, there is not in existence any contract of employment with any of the Employees which cannot be terminated by three months' notice or less without giving rise to any claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal) other than in relation to the provisions of Belgian employment law on labour contracts dated 3 July 1978 in relation to the Belgian Employees and Dutch employment laws in relation to the Dutch

          Employees and neither the Vendor nor any Subsidiary has given to or received notice of resignation from any Transferring Employee earning pounds sterling 30,000 p.a. or more (or its equivalent in any jurisdiction).

11.1.2    Full particulars are contained in the Disclosure Letter of:

          (a) the total number of Employees including those who are on maternity leave or absent on the grounds of disability or other long term leave of absence, and who have or may have a statutory or contractual right to return to work in the Business;

          (b) the name, date of commencement of employment, period of continuous employment, salary and other benefits, grade, and age, of each of the Employees and where any of the Employees has been continuously absent from work for a period in excess of one month, the reason for the absence;

          (c) the terms of each service agreement of each of the Employees entitled to salary at a rate in excess of pounds sterling 30,000 a year (or its equivalent in any jurisdiction); and

          (d) the terms of all consultancy agreements and/or contracts for services relating to the Business.

11.1.3 The basis of the remuneration payable to the Employees is the same as that in force at the Last Accounting Date and neither the Vendor nor any Subsidiary is obliged to increase nor has it made any provision to increase the aggregate annual remuneration payable to any of the Employees by more than five per cent. or to increase the rates of remuneration of any of the Employees entitled to remuneration in excess of pounds sterling 30,000 a year or its equivalent in any jurisdiction.

11.1.4 There are no amounts owing to any of the Employees or any former employees of the Business other than remuneration accrued due or for reimbursement of business expenses.

11.1.5 Other than the Disclosed Schemes referred to in Clause 14 of this Schedule there is no agreement or arrangement between the Vendor or any of its Subsidiaries and any of the Employees or former employees of the Business with respect to his employment, his ceasing to be employed or his retirement which is not included in the written terms of his employment or previous employment (as the case may be) referred to in the Disclosure Letter.

11.1.6 The Vendor has maintained current, adequate and suitable records regarding the service of each of the Employees and any former employees of the Business whose employment has terminated in the last 12 months (including, without limitation, details of terms of employment, payments of statutory sick pay, statutory maternity pay, disciplinary and health and safety matters, income tax and social security contributions) and termination of employment.

11.1.7 During the last two years ColourCare International B.V. has not been involved in any dispute with any of the Dutch Employees or the Belgian Employees and there are no circumstances which may result in any such dispute resulting from the transactions contemplated by this Agreement or otherwise. No person previously employed in connection with the Business now has or may in the future have a right to contest, a dismissal or notice of termination given to such person prior to the date of Completion or file a claim in relation thereto.

11.1.8 Save as disclosed in the Disclosure Letter, there are no pension, stock option, share saving or profit sharing schemes, whether legally enforceable or not, relating to all or part of the Employees in operation or proposed.

11.1.9 There are no persons employed or engaged in the Business other than the Employees.

11.1.10 Neither the Vendor nor any of its Subsidiaries is now, or has been in the last 12 months, engaged or involved in any dispute or legal proceedings with any of the Employees or any former employees of the Business whose employment terminated in the last 12 months.

11.1.11 All payments in respect of Social Security and other contributions in respect of that part of the Business carried on by Nexus S.N.C. have been fully and timely paid and no payments are outstanding in respect of any social charges for any of the Employees engaged in such Business.

11.2      PAYMENTS ON TERMINATION

          Except as disclosed in the Accounts or in the Disclosure Letter:

          11.2.1 no liability has been incurred by the Vendor or any of its Subsidiaries for breach or termination of any contracts of employment with any of the Employees or any former employees of the Business whose employment has terminated in the last 12 months including, without limitation, redundancy payments, protective awards, compensation for wrongful dismissal or unfair dismissal or failure to comply with any order for the reinstatement or re-engagement of any of the Employees; and

          11.2.2 neither the Vendor nor any Subsidiary has made or agreed to make any payment or provided or agreed to provide any benefit to any of the Employees or former employees of the Business or any dependent of any of the Employees or former employees in connection with the actual or proposed termination or suspension of employment or variation of any contract of employment of any of the Employees or former employees.

11.3      COMPLIANCE WITH RELEVANT LEGISLATION

11.3.1    The Vendor and each Subsidiary has complied with:

          11.3.1.1 all obligations imposed on it by, and all orders and awards made under, all statutes, regulations, codes of conduct and practice, collective agreements, customs and practices relevant to the relations between it and the Employees or any Union or the terms of employment of the Employees including all obligations imposed on it under the Works Council Act (Wet op de Ondernemingsraden) and the Employment Conditions Act (Arbeidsomstandighedenwet) of 1 January 1994 and relevant decrees and instructions relating hereto; and

          11.3.1.2 all recommendations made by the Advisory Conciliation and Arbitration Service and with all awards and declarations made by the Central Arbitration Committee (or equivalent body in any jurisdiction in which the Business operates).

11.3.2 Neither the Vendor nor any Subsidiary has, in carrying out the Business, infringed or breached and is not likely to infringe or breach the pay freeze legislation introduced by the Belgian government by royal decree of 24 December 1993 and in force at the date of this Agreement in Belgium.

11.4      REDUNDANCIES AND TRANSFER OF BUSINESS

          Within the period of one year ending on the date of this Agreement neither the Vendor nor any Subsidiary has:

          11.4.1   given notice of any redundancies to the relevant
                   Secretary of State or started consultations with any trade union under Part IV of the Trade Union and Labour Relations (Consolidation) Act 1992 or, in relation to ColourCare International (Northern
                   Ireland) Limited only under Part IV of the Industrial Relations (Northern Ireland) Order 1976 nor has such person failed to comply with any of its obligations under Part IV of that Act or, in relation to ColourCare International (Northern Ireland) Limited only under Part IV of the Order or in relation to that part of the Business carried on by Nexus S.N.C. started consultations with any Union with a view to collective redundancies; and

          11.4.2 been a party to any relevant transfer as defined in the Transfer of Undertakings (Protection of Employment) Regulations 1981 nor has such person failed to comply with any duty to inform and consult any trade union under those Regulations.

11.5      TRADE UNIONS

11.5.1 Neither the Vendor nor any Subsidiary has an agreement or arrangement with any trade union or other body representing any of the Employees and neither the Vendor nor any Subsidiary recognises (or has recognised in the last 12 months) any trade union or other body representing any of the Employees for any negotiating or consultation purposes and in so far as that part of the Business carried on by Nexus S.N.C. is concerned, neither the Vendor nor any Subsidiary has a trade union section or trade union delegate.

11.5.2 Neither the Vendor nor any Subsidiary is involved in, and there are no circumstances likely to give rise to, any industrial or trade dispute or any dispute or negotiation regarding a claim of material importance with any trade union or other body representing any of the Employees.

11.6      INCENTIVE SCHEMES

          Neither the Vendor nor any Subsidiary has in existence nor is it proposing to introduce any share incentive, share option, phantom share option, commission, profit sharing, bonus or other incentive, scheme for any of the Employees.

11.7      TRAINING

          There is no training scheme, arrangement or proposal in existence at the date of this Agreement in relation to the Business nor has there been any training scheme, arrangement or proposal in the past in respect of which a levy may in the future become payable by the Vendor nor any Subsidiary under the Industrial Training Act 1982 or, in relation to ColourCare International (Northern Ireland) Limited only under the Industrial Training (Northern Ireland) Order 1984, as amended, or similar legislation in other jurisdictions in which the Business operates.

11.8 ColourCare International (Northern Ireland) Limited has complied with the Fair Employment (Northern Ireland) Act 1976 as amended and the Fair Employment (Northern Ireland) Act 1989 (as amended) and the Code of Practice and all Regulations and Orders made thereunder including, registration with the Fair Employment Commission, compliance with the annual monitoring and the Code of Practice and all the requirements relating to selection and employment matters, and no reports or investigations have been carried out by the Fair Employment Commission and no complaints have been lodged with the Fair Employment Commission now or at any time heretofore.

11.9 All the employees of ColourCare International S.L. including the managers, are duly registered on the appropriate payrolls. No third party, counsel, agent or other person acting for or on behalf of ColourCare International S.L. may claim recognition as an employee of ColourCare International S.L. None of the employees may claim any right other than those resulting from or provided for in the accounting records of ColourCare International S.L., or may claim higher employment levels or categories other than those attributed to them and duly recorded on the payroll and in the accounting books of ColourCare International S.L. or their written terms of employment.

11.10 ColourCare International S.L. has fully and timely paid all Social Security contributions due to governmental agencies pursuant to any applicable law and/or statutory regulation, and has received no notice of assessment or proposed assessment of any additional provision or Social Security contributions.

11.11 ColourCare International S.L. has duly applied all withholdings and other retention provided for by applicable laws or regulations in respect of employees' salaries and has fully and punctually paid the proceeds of any such withholdings or retention to the competent governmental agencies.

11.12 ColourCare International S.L. has correctly reserved in its accounts all the funds corresponding to the accrued employment termination indemnities due to the employees, including managers, and has duly calculated and fully and timely paid the accrued employment termination indemnities to the employees whose employment has been terminated during the last five years.

11.13 So far as the Vendor is aware, no labour actions or claims on the part of the employees or trade unions are pending or threatened against ColourCare International S.L. nor does any employee whose employment was terminated during the last five years have any valid claim or title against ColourCare International S.L. in respect of compensation, indemnities, severance, holidays and other rights accrued pursuant to the employment contracts.

12.       INSOLVENCY

12.1 No order has been made or petition presented or resolution passed for the winding up of the Vendor or any Subsidiary or for the appointment of a provisional liquidator to the Vendor or to any Subsidiary or for an administration order in respect of the Vendor or any Subsidiary.

12.2 No receiver or receiver and manager has been appointed by any person of the whole or any part of the business or assets of the Vendor or any Subsidiary.

12.3 Neither the Vendor nor any Subsidiary has proposed, agreed or sanctioned any arrangements with its creditors whether on a voluntary or a court administered basis.

12.4 Neither the Vendor nor any Subsidiary is insolvent or unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 or, in respect of ColourCare International (Northern Ireland) Limited only under Article 103 of the Insolvency (Northern Ireland) Order 1989, if appropriate.

12.5 No application has been made or granted for the bankruptcy (faillissement) of ColourCare International B.V. or for a moratorium of creditors (surseance van betaling) with respect to ColourCare International B.V. and, so far as the Vendor is aware, no such application has been threatened.

12.6 Neither the Vendor nor any Subsidiary has stopped paying its debts as they fall due.

12.7 No distress, execution or other process has been levied on any of the Assets.

12.8 There is no unfulfilled or unsatisfied judgment or Court order outstanding against the Vendor nor any Subsidiary.

13.       COMPETITION

13.1      UNDERTAKINGS AND ORDERS

          Neither the Vendor nor any member of the Vendor's Group has given any undertaking or written assurance (whether legally binding or not) to any governmental authority or any authority of the European Communities under the Fair Trading Act 1973, the Competition Act 1980, the Restrictive Trade Practices Acts 1976 and 1977, the Resale Prices Act 1976, the Treaty of Rome or any other statute or legal instrument of the United Kingdom or any other country in relation to the Business or matters which may affect the Business, nor is the Vendor nor any member of the Vendor's Group affected by any order or regulation made under the Fair Trading Act 1973 or the Competition Act 1980 or by any decision made by the Commission of the European Communities in connection with the Business or matters which may affect the Business.

13.2      INVESTIGATIONS

          None of the Vendor, any member of the Vendor's Group or the Business (either alone or in connection with other businesses competing with the Business) has received any communication or request for information from or by the Director General of Fair Trading, the Monopolies and Mergers Commission, the Secretary of State for Trade and Industry or the Commission of the European Communities, or any competition or governmental authority of any other country, relating to any aspect of the Business, nor has any agreement, arrangement or conduct (whether by omission or otherwise) of the Vendor or a member of the Vendor's Group in relation to the Business, been the subject of an investigation, report or decision by any of the previously named people or bodies.

13.3      MARKET POSITION

          The Business does not have a share of the mail order photoprocessing market in Belgium in excess of 20%, a dominant position in the European Union, or any substantial part of any market in the European Union, for the purposes of Article 86 of the Treaty of Rome.

14.       PENSIONS AND OTHER BENEFITS

14.1      DEFINITIONS

          For the purposes of the Warranties in paragraphs 14.2 to 14.8:

          "APPROVED" means approved by the UK Board of Inland Revenue for the purposes of Chapter I of Part XIV of the Taxes Act and references to "APPROVAL" shall be construed accordingly;

          "DEFINED CONTRIBUTION SCHEME" means a scheme under which the amount of the benefits or the amount of the benefits other than some or all of the benefits payable on death before becoming a pensioner, payable to or in respect of a member of the scheme is calculated by reference to the contributions made to the scheme by and in respect of the member;

          "DISCLOSED SCHEME" means the Dutch Scheme, the Eire Scheme, the UK Scheme and any other agreement, arrangement, custom or practice in operation for the payment of or contribution towards any pensions, allowances, lump sums or other like benefits on retirement, death, termination of employment (whether voluntary or not) or during periods of sickness or disablement, for the benefit of any Relevant Employee or for the benefit of the dependants of any Relevant Employee which has been disclosed in the Disclosure Letter;

          "DUTCH SCHEME" means the AMEV Levensverzekering N.V. Scheme;

          "EIRE SCHEME" means the London International Group Eire Pension
          Scheme;

          "RELEVANT EMPLOYEE" means any of the Employees or former employees of the Business; and

          "UK SCHEME" means the ColourCare International Pension and Life Assurance Scheme.

14.2      SCHEMES - GENERAL

          Other than the Disclosed Schemes there is not in operation, and no proposal has been announced to enter into or establish, any agreement, arrangement, custom or practice (whether legally enforceable or not or whether or not Approved) for the payment of, or payment of any contribution towards, any pensions, allowances, lump sums or other like benefits on retirement, death, termination of employment (whether voluntary or not) or during periods of sickness or disablement, for the benefit of any Relevant Employee or for the benefit of the dependants of any Relevant Employee.

14.3      SCHEMES - DISCLOSED

14.3.1 Full details of each Disclosed Scheme have been given to the Purchasers in the form of:

          (a) copies of all agreements, deeds and rules governing or relating to the Disclosed Scheme including, without limitation, agreements between the Vendor or any Subsidiary and any Relevant Employee relating to the provision of any of the benefits referred to in paragraph 14.2;

          (b) copies of the explanatory literature issued to Relevant Employees who are or may become members of the Disclosed Scheme;

          (c) copies of any announcement issued to any Relevant Employees who are members of the Disclosed Scheme in respect of benefit improvements or other amendments not yet incorporated into the documentation of the Disclosed Scheme;

          (d) copies of all policies effected with and agreements with any insurance company for the purposes of the Disclosed Scheme; and

          (e) a list of the Relevant Employees who are members of the Disclosed Scheme with all particulars of them relevant to their membership of the Disclosed Scheme and necessary to establish their entitlements to benefits.

14.3.2 No discretion or power has been exercised under any Disclosed Scheme in respect of any Relevant Employee to:

          (a)      augment benefits;

          (b) admit to membership any Relevant Employee who would not otherwise have been eligible for admission to membership;

          (c)      provide a benefit which would not otherwise be provided; or

          (d)      pay a contribution which would not otherwise have been paid.

14.3.3 All benefits (other than refunds of contributions) payable under each Disclosed Scheme on the death of a member of the Disclosed Scheme or during periods of sickness or disability of the member are at the date of this Agreement fully insured under a policy effected with an insurance company of good repute and each member has been covered for such insurance by such insurance company at its normal rates and on its normal terms for persons in good health and all insurance premiums payable have been paid.

14.3.4 No plan, proposal or intention to amend, discontinue in whole or in part or exercise any discretion in relation to any Disclosed Scheme has been communicated to any Relevant Employee who is a member of the Disclosed Scheme.

14.3.5 The trustees of the Eire Scheme have legal title to all the assets of the relevant Scheme and there are no Encumbrances over any of the assets of the Scheme.

14.3.6 There has been no breach of the trusts of any Disclosed Scheme and there are no actions, suits or claims (other than routine claims for benefits) outstanding, pending or threatened against the trustees or administrator of any Disclosed Scheme or against the Vendor or any other employer participating in the Disclosed Scheme in respect of any act, event, omission or other matter arising out of or in connection with the Disclosed Scheme and after making due and careful enquiries the Vendor is not aware of any circumstances which may give rise to any such claim.

14.4      FUNDING OF DISCLOSED SCHEME - CONTRIBUTIONS

          There is not at the date of this Agreement any contribution to any Disclosed Scheme which has fallen due but is unpaid.

14.5      FUNDING OF DISCLOSED SCHEME - DEFINED CONTRIBUTION SCHEME

14.5.1 The UK Scheme and the Eire Scheme are Defined Contribution Schemes and there is set out in or annexed to the Disclosure Letter a statement of the basis on which the Vendor has undertaken to contribute to each of these Schemes.

14.5.2 No assurance, promise or guarantee (whether oral or written) has been made or given to any Relevant Employee who is a member of the UK Scheme or the Eire Scheme of any particular level or amount of benefits (other than insured lump sum death in service benefits referred to in paragraph 14.3.3) to be provided for or in respect of him under the Scheme on retirement, death or leaving service and the Vendor may terminate any obligation it may have to contribute to the UK Scheme or the Eire Scheme without incurring any liability to any Relevant Employee who is a member of such Scheme under any agreement or arrangement with the member.

14.6      DISCLOSED SCHEMES - COMPLIANCE

14.6.1 The UK Scheme has been designed so as to be capable of receiving Approval and the Vendor is not aware of any circumstances which might give the Board of Inland Revenue reason to withhold the grant of Approval so as to have effect from the date of commencement of the UK Scheme.

14.6.2 The UK Scheme is a contracted-out scheme for the purposes of the Pension Schemes Act 1993 and has been administered in accordance with the contracting-out requirements of that Act.

14.6.3 Each Disclosed Scheme has been designed to comply with, and has been administered in accordance with, all applicable local laws including, without limitation, all relevant local statutes and subordinate legislation and all relevant provisions of the law of the European Communities, and subject to all applicable laws in accordance with the trusts, powers and provisions of the Disclosed Scheme.

14.7      THE DUTCH SCHEME

14.7.1 As regards the Dutch Scheme, all backservice obligations in relation to the Dutch Scheme as at the date of Completion have either been fully paid or will be fully paid at the date of Completion. The Dutch Scheme is in accordance with the Dutch Pension Act (Pensioen en Spaarfondsenwet). The funding of the Dutch Scheme is sufficient, using the actuarial assumptions employed by the insurer to secure all benefits currently, prospectively and contingently payable to the Dutch Employees on the basis of agreements made with them on or before the date of Completion.

15.       LITIGATION AND COMPLIANCE WITH LAW

15.1      LITIGATION

15.1.1 Neither the Vendor nor any Subsidiary nor any person for whose acts or defaults they may respectively be vicariously liable is involved, or has during the two years ending on the date of this Agreement been involved, in any civil, criminal, arbitration or other proceedings in relation to the Business or any of the Assets and no civil, criminal, arbitration or other proceedings are pending, or threatened, by or against the Vendor or any Subsidiary or any person for whose acts or defaults they may respectively be vicariously liable in relation to the Business or any of the Assets.


15.1.2 To the best of the knowledge, information and belief of the Vendor (enquiries having been made of the senior managers of the Business) no fact or circumstance exists which is likely to give rise to any civil, criminal, arbitration or other proceedings in relation to the Business or any of the Assets involving the Vendor or any Subsidiary or any person for whose acts or defaults such person may be vicariously liable.

15.1.3 There is no outstanding judgment, order, decree, arbitral award or decision of any court, tribunal, arbitrator or governmental agency relating to the Business or any of the Assets against the Vendor or any Subsidiary or any person for whose acts or defaults they may respectively be vicariously liable.

15.2      COMPLIANCE WITH LAW

          To the best of the knowledge, information and belief of the Vendor, the Vendor and the Subsidiaries have conducted the Business in all material respects in accordance with all applicable legal and other requirements in any part of the world.

15.3      INVESTIGATIONS

          There have been and are no governmental or other investigations or enquiries or disciplinary proceedings concerning the Business; none are pending or threatened; and to the best of the knowledge, information and belief of the Vendor no fact or circumstance exists which is likely to give rise to any such investigation, enquiry or proceedings.

16.       INSIDER AGREEMENTS

          There is not, and there has not been at any time during the three years ending on the date of this Agreement, any agreement or arrangement (whether legally enforceable or not) affecting the Business (including the Contracts) to which the Vendor or any Subsidiary is or was a party and which any of the directors or former directors of the Vendor or any Subsidiary or any person connected with any of them as described in section 839 Taxes Act (save that in construing section 839, the term "CONTROL" shall have the meaning given by section 840 or section 416 of the Taxes Act so that there shall be control whenever either of sections 840 or 416 would require) is interested in any way whatsoever.

17.       FRENCH SHARES

17.1 There is no Encumbrance, and there is no agreement, arrangement or obligation to create or give an Encumbrance, in relation to any of the French Shares.

17.2 The accounting records of Nexus S.N.C. are up-to-date, in its possession or under its control and fully and accurately completed in accordance with the law and applicable standards, principles and practices generally accepted in France and all the business documents are held in originals at the registered office of the Company.

17.3      Since the Completion of the Hivedown Agreement:

          17.3.1 the business of Nexus S.N.C. has been conducted in the usual way so as to maintain that business as a going concern;

          17.3.2 there has been no adverse change in the financial or trading position or prospects of Nexus S.N.C.; and

          17.3.3 no material change has occurred in the assets and liabilities contributed for in the Hivedown Agreement.

17.4      Since the Completion of the Hivedown Agreement:

          17.4.1 Nexus S.N.C. has not disposed of an asset (including, without limitation, trading stock) or supplied a service or business facility of any kind (including, without limitation, a loan of money or the letting, hiring or licensing or tangible or intangible property) in circumstances where the consideration actually received or receivable for the disposal or the supply, as the case may be, was less than the consideration which would be deemed to have been received for the purposes of tax, or charged in any manner whatsoever all or part of its business or assets.

          17.4.2 Nexus S.N.C. has not, other than in the usual course of its business:

                   (a) acquired or disposed of, or agreed to acquire or dispose of, an asset; or

                   (b) assumed or incurred, or agreed to assume or incur, a liability, obligation or expense (actual or contingent) or hired or promised to hire or dismiss any employee;

          17.4.3 no resolution of the shareholders of Nexus S.N.C. has been passed.

17.5 Each asset contributed for in the Hivedown Agreement (other than stock disposed of in the usual course of business) and each asset used by Nexus S.N.C. or which is in the reputed ownership of Nexus S.N.C. is:

          (a) legally and beneficially owned by Nexus S.N.C. free from any Encumbrance;

          (b) where capable of possession, in the possession or under the control of Nexus S.N.C.; and

          (c)      situated in France.

                                   SCHEDULE 6
                                 APPORTIONMENTS

Nashua Corporation
Purchase Price Allocation
Nexus Acquisition
                                Sterling (000's)

                       FRANCE       SPAIN      HOLLAND  BELGIUM      DEAL    MO-I-RANA    U.K. OWNED      TOTAL    IRELAND    TOTAL
                                                                     U.K.    EQUIPMENT     TRADEMARK       MAIL
                                                                                           TRADENAME      ORDER
Cash                      246           -            -        -         -            -             -        246          -      246

Property                  nil           1            1        1         2            -             -          5        650      655

Equipment                 141           -           12       11       571        1,896             -      2,631       1574    4,205

Inventories               340         113            6        6       209            -             -        674        271      945

Receivable                377          58          406      501         -            -             -      1,342        744    2,086

Other Assets               81          36            -      126        90            -             -        333         65      398

Trademarks, Tradename   1,565           -            -        -         -            -           883      2,448          -    2,448

Customer List           2,378           -          292      424         -            -             -      3,094          -    3,094

Goodwill, Knowhow etc.      -         248           88      383       391            -             -      1,126      5,197    6,307
                        -----         ---          ---    -----     -----        -----         -----     ------      -----   ------

Total                   5,128         456          805    1,452     1,263        1,896           883     11,899      8,501   20,384


                       FRANCE       SPAIN     HOLLAND  BELGIUM      DEAL    MO-I-RANA    U.K. OWNED        TOTAL     IRELAND   TOTAL
                                                                    U.K.    EQUIPMENT     TRADEMARK         MAIL
                                                                                          TRADENAME        ORDER
Assumed Payables &
Accruals                2,423         103         284      350       543            -             -        3,703        769    4,472
                        -----         ---         ---    -----       ---        -----           ---        -----       -----  ------
Net Price Allocation    2,705         353         521    1,102       720        1,896           883        8,196       7,732  15,912
                        =====         ===         ===    =====       ===        =====           ===        =====       =====  ======




                                                   MARKETING COSTS           ADDITIONAL EQUIPMENT                     TOTAL
Cash                                                             -                              -                       246

Property                                                                                                                655

Equipment                                                        -                            472                     4,677

Inventories                                                      -                              -                       945

Receivables                                                      -                              -                     2,086

Other Assets                                                    45                              -                       443

Trademarks, Tradename                                            -                              -                     2,448

Customer List                                                    -                              -                     3,094

Goodwill, Knowhow etc.                                           -                              -                     6,307

- ---------------------------------------------------------------------------------------------------------------------------

Total                                                           45                            472                    20,901

Assumed Payables & Accruals                                      -                              -                     4,472

- ---------------------------------------------------------------------------------------------------------------------------

Net Price Allocation                                            45                            472                    16,429

                                   SCHEDULE 7

                    CREDITORS TO BE DISCHARGED BY PURCHASERS



Schedule has been omitted in accordance with S-K 601(b)(2) and will be submitted to the Commission upon request.

                                   SCHEDULE 8
                              PENSION ARRANGEMENTS

1) The parties acknowledge that after Completion Nederland may wish to continue the pension arrangements previously made available by ColourCare International B.V. to the Dutch Employees. The Vendor shall provide and will procure that ColourCare International B.V. will also provide, upon request, all reasonable assistance to Nederland to have the insurer of the pensions of those of the Dutch Employees that have a pension insurance and to have those Dutch employees, consent to the assignment of the relevant pension insurance agreements from ColourCare International B.V. to Nederland. If any such consent cannot be obtained or if Nederland does not wish to continue the pension arrangements previously made available by ColourCare International B.V. to the Dutch Employees, each of the Dutch Employees in question shall receive a paid-up policy (premie vrije polis) fully paid by the Vendor or ColourCare International B.V. in accordance with the pension policy concerned and the Pension Act (Pensioen en Spaarfondsenwet) representing the pension benefits due to him up to the date of Completion.

2) Prior to or as soon as practicable after Completion the Vendor will supply the Purchasers with copies of all trust deeds and rules governing or relating to the LIG Eire Pension Scheme and if so requested by the Purchasers the Vendor will cooperate with the Purchasers in relation to the assignment or transfer of the LIG Eire Pension Scheme to the Purchasers or to the establishment of a similar arrangement with Standard Life and if so requested by the Purchasers the Vendor will execute a Deed of Substitution in such form as may reasonably be agreed by the parties under which Photo (or whichever other company within the Nashua Group as Nashua may decide) will be substituted as the Principal Employer of the LIG Eire Pension Scheme.

3) The Vendor will indemnify and keep indemnified on a continuing basis and fully reimburse on demand the Purchasers against all and any awards, losses, damages, liabilities, penalties, interest and expenses (including all reasonable fees) which the Purchasers and/or any member of the Nashua Group may incur by reason or on account of or arising from any action, claim or other legal recourse of any kind whatsoever arising directly or indirectly from any non-compliance of any Disclosed Scheme (as defined in paragraph 14 of Schedule 5) with applicable local laws including, without limitation, all relevant local statutes and subordinate legislation and all relevant provisions of the law of the European Communities and all applicable laws in accordance with the trusts, powers and provisions of the Disclosed Scheme provided that the Purchasers shall not settle or make any payment in respect of any claim without having first obtained the consent of the Vendor (such consent not to be unreasonably withheld) and the Purchasers shall notify the Vendor immediately any claim is notified to them.

                                   SCHEDULE 9
                                   CONTRACTS

PART A

1.       CONTRACTS OF THE BELGIAN BUSINESS OF COLOURCARE INTERNATIONAL B.V.

         (a)     CONTRACTS WITH SUPPLIERS AND THE PROVIDERS OF SERVICES

                 Contract for Advertising services
                 Dated :                   1 December 1992
                 Between :                 ColourCare Belgium - McCann-Erikson

                 Contract for distribution of samples and brochures
                 Dated :                   28 May 1991
                 Between :                 MaxiColor and SNMPME S.A.

                 Contract for distribution of samples and brochures
                 Dated :                   3 November 1993
                 Between :                 ColourCare and ACI S.A.

                 Contract for distribution of mail
                 Undated
                 Between :                 MaxiColor and The Post Office

                 Contract for management of marketing services
                 Dated :                   15 November 1992
                 Between :                 MaxiColor and Management Consulting
                                           and Listbroking Services N.V.

                 Contract for inspections
                 Dated:                    1 June 1992
                 Between:                  ColourCare Belgium and De Verenigde
                                           Industrieen

         (b)     CONTRACTS FOR THE MAINTENANCE AND THE LEASING OF OFFICE
                 EQUIPMENT

                 Contract for a lease of the telephone system
                 Dated :                   12 July 1989
                 Between :                 Trifca and Siemens S.A.

                 Maintenance contract for telephone system
                 Undated
                 Between :                 Trifca and Siemens S.A.

                 Contract for lease of a franking machine
                 Dated :                   16 December 1993
                 Between :                 Trifca and Ascom

                 Contract for rent of a container
                 Dated :                   26 January 1993
                 Between :                 MaxiColor and Containerdienst Van
                                           Heede BVBA

         (c)     CONTRACTS FOR THE LEASING OF VEHICLES USED BY MEMBERS OF STAFF

                 Renault Safrane
                 Dated :                   11 February 1993
                 Between :                 Trifca and Intrans

                 Volkswagen Golf GTI
                 Dated :                   15 September 1993
                 Between :                 Trifca and Intrans S.A.

2.       CONTRACTS OF THE BUSINESS OF COLOURCARE INTERNATIONAL S.L.

         (a)     CONTRACTS WITH SUPPLIERS AND THE PROVIDERS OF SERVICES

                 Contract for courier services
                 Dated:                    30 April 1991
                 Between:                  Labopost S.L. and MRW Worldwide

                 Contract whereby Labopost undertakes to accept various credit cards
                 Dated:                    10 April 1992
                 Between:                  Labopost S.L. and Caja Postal S.A.

                 Contract for developing films sent by Codorniu's customers
                 Dated:                    18 October 1993
                 Between:                  Labopost S.L. and Cordiorniu

                 Contract for security services
                 Dated:                    [                ]
                 Between:                  Labopost S.L. and Prosegur

         (b)     CONTRACTS FOR THE MAINTENANCE AND LEASING OF OFFICE EQUIPMENT

                 Contract for the maintenance of 2 typewriters and 1 calculator
                 Dated:                    3 May 1993
                 Between:                  Labopost S.L. and Navarro Maquinas
                                           de Officina

                 Contract for the maintenance of hardware (computers)
                 Dated:                    11 October 1991
                 Between:                  Labopost S.L. and NCR Espana S.A.

                 Contract for the cleaning and maintenance of premises
                 Dated:                    31 March 1991
                 Between:                  Labopost S.L. and GAENAN S.A.

                 Contract for the maintenance of photocopiers
                 Dated:                    4 July 1991
                 Between:                  Labopost S.L. and Agfa-Gevaert S.A.

                 Contract for the maintenance and upkeep of two computers
                 Dated:                    1 June 1993
                 Between:                  Labopost S.L. and Microman S.A.

                 Contract for the maintenance of software
                 Dated:                    2 April 1993
                 Between:                  Labopost S.L. and Sybel Informatica

         (c)     OTHER CONTRACTS

                 Contract allowing PDM to use data in Labopost's possession to carry out direct marketing (mailings)
                 Dated:                    1 July 1993

                 Between: Labopost S.L. and PDM, Marketing, Publicidad Directa, S.A.

3. CONTRACTS OF THE BUSINESS OF COLOURCARE INTERNATIONAL (NORTHERN IRELAND) LIMITED

         (a)     CONTRACTS WITH SUPPLIERS AND THE PROVIDERS OF SERVICES

                 Packet Post Daily Rate Contract
                 Dated:                    31 January 1994
                 Between:                  ColourCare International (UK) Limited
                                           and The Royal Mail

                 Packet Post Daily Rate Contract
                 Dated:                    31 January 1994
                 Between:                  ColourCare International (NI) Limited
                                           and The Royal Mail

                 Planned Service Inspection Contract
                 Dated:                    31 January 1994
                 Between:                  Bel-Air Refrigeration Limited and
                                           ColourCare International (NI) Limited

                 Belmont Maintenance Contracts [see details attached]

                 Service Contract Agreement
                 Dated:                    1 September 1993
                 Between:                  Photographic Maintenance Services
                                           and ColourCare International (NI)
                                           Limited

                 Service Agreement
                 Dated:                    31 May 1993
                 Between:                  Photographic Maintenance Services
                                           and ColourCare International (NI)
                                           Limited

                 Contract for Collection and Delivery

                 There are no formal contracts in place
                 Between:                  United Drug plc
                                           and ColourCare International (NI)
                                           Limited

                 Mini-Lab Maintenance Contracts and Main-Lab
                 Maintenance Contracts [see attached schedule]

         (b)     CONTRACT FOR THE MAINTENANCE AND LEASING OF OFFICE EQUIPMENT

                 Contract re Miracle Licence Fees with Deal and Belmont [see attached].

         (c)     CONTRACTS FOR THE LEASING OF VEHICLES [USED BY MEMBERS OF
                 STAFF?]

                 See attached Schedule of Vehicles.

                 The leasing arrangements are with Lombard & Ulster Leasing Facilities, Ulster Bank Limited, Northern Bank Industrial Leasing Limited, Northern Bank Commercial Leasing Limited, Lombard & Ulster Plant Limited, Northern Bank Equipment Leasing Limited, Lombard & Ulster Leasing Limited, Lombard & Ulster Leasing Partnership, Lombard & Ulster Facilities Limited, Lombard & Ulster Industrial Limited or Anglo Irish Bank Corporation plc or Denis Mahony (Contract Rentals).

4)       CONTRACTS OF THE BUSINESS OF THE DUTCH BRANCH OF COLOURCARE
         INTERNATIONAL B.V.

         a)      CONTRACTS WITH SUPPLIERS AND THE PROVIDERS OF SERVICES

         (1)     parties:                  ColourCare International B.V. and PTT
                                           Post
                 date:                     8 November 1993
                 subject:                  PTT Mail Tariffs 1994

         (2)     parties:                  Trifca International B.V. (now
                                           ColourCare) and PTT Telecommunicatle
                 date:                     12 February 1988
                 subject:                  installation telephone

         (3)     parties:                  ColourCare International B.V. and
                                           EMS the courier of PTT Post
                 date:                     1 November 1993
                 subject:                  courier services

         (4)     parties  :                Trifca International B.V. (now
                                           ColourCare) and Gemeente
                                           Energiebedrijf Rotterdam
                 date:                     27 January 1988
                 subject:                  electricity supply

         (5)     parties:                  Trifca International B.V. (now
                                           ColourCare) and Veenman kantoor
                                           machines B.V.
                 date:                     14 January 1988
             subject:                  purchase and services contract for copier

     (6)     parties:                  ColourCare International B.V. and Exact
                                       Automatisering B.V.
             date:                     unknown
             subject:                  maintenance of software

     (7)     parties:                  ColourCare International B.V. and McCann
                                       Direct Amsterdam B.V.
             date:                     [28 February 1992/12 January 1993]
             subject:                  advertising services

     (8)     [car lease contract]

5)   FREEPRINT LIMITED/COLOURCARE INTERNATIONAL LIMITED

     (1)     parties:                  Erskine Communications and ColorCare
                                       Limited
             date:                     7 July 1989
             subject:                  rent of Nefax 400 fax machine

     (2)     parties:                  Sovereign Finance plc and ColourCare
                                       Limited
             date:                     [                     ]
             subject:                  finance lease agreement

     (3)     parties:                  Freeprint Limited and Erskine
                                       Communications Limited
             date:                     9 November 1993
             subject:                  supply of 3 copiers

     (4)     parties:                  Freeprint Limited and Wilman Business
                                       Machines Limited
             date:                     19 September 1990
             subject:                  copier

     (5)     parties:                  Freeprint Limited and [              ]
             date:                     [                        ]
             subject:                  finance lease obligations re: Granada
                                       Scorpio 2.0

6)   COLOURCARE INTERNATIONAL S.A.

     (1)     parties:                  SLET and Trifca International S.A.
             date:                     30 June 1987
             subject:                  electronic weighing machine

         (2)     parties:                  SMH Neopost and ColourCare France
                                           S.A.
                 date:                     [                       ]
                 subject:                  stamping machines

         (3)     parties:                  SMH Neopost and Trifca International
                                           S.A.
                 date:                     [                       ]
                 subject:                  maintenance contract

         (4)     parties:                  Opus alcatel and ColourCare France
                                           S.A.
                 date:                     [                       ]
                 subject:                  stamping machine

         (5)     parties:                  Nord Mecanographic and Trifca
                                           International S.A.
                 date:                     13 February 1991
                 subject:                  maintenance of computer equipment

         (6)     parties:                  Moore Paragon and ColourCare France
                                           S.A.
                 date:                     [                         ]
                 subject:                  [                         ]

         (7)     parties:                  Pitney Bowes France S.A. and
                                           ColourCare France S.A.
                 date:                     [                         ]
                 subject:                  maintenance contract

         (8)     parties:                  [             ] and ColourCare Trifca
                 date:                     1 November 199[2]
                 subject:                  maintenance contract

         (9)     parties:                  Reprox 3 and ColourCare France S.A.
                 date:                     [                         ]
                 subject:                  maintenance contract re. Canon
                                           photocopier

         (10)    parties:                  Minolta and ColourCare France
                 date:                     25 May 1992
                 subject:                  photocopying machine

         (11)    parties:                  Sovac and ColourCare France S.A.
                 date:                     [                          ]
                 subject:                  [                          ]

         (12)    parties:                  Intercopy and ColourCare France S.A.
                 date:                     [                          ]
                 subject:                  maintenance contract of Minolta
                                           EP 8600 photocopier

         (13)    parties:                  Location and ColourCare International
                 date:                     [                          ]
                 subject:                  rental contract of Peugeot 306 XRD

         (14)    parties:                  Fin Saab and ColourCare International
                 date:                     7 June 1993
                 subject:                  Saab car rental contract

         (15)    parties:                  Medior Cible la Redoute and
                                           ColourCare France
                 date:                     [                          ]
                 subject:                  advertising contract

         (16)    parties:                  Compagnie du Credit Universal and
                                           ColourCare France S.A.
                 date:                     1 March 1993
                 subject:                  leaseback agreement

         (17)    parties:                  Boekels GmbH & Co & ColourCare France
                                           S.A.
                 date:                     5 August 1994
                 subject:                  stamping machine maintenance contract

         (18)    parties:                  Serit & ColourCare International
                 date:                     [                          ]
                 subject:                  Bagneux telephone equipment

         (19)    parties:                  Locafrance equipment & Colourcare
                                           International
                 date:                     [                          ]
                 subject:                  photocopying machine rental

         (20)    parties:                  IMA and ColourCare France S.A.
                 date:                     [                          ]
                 subject:                  maintenance contract

         (21)    parties:                  Transbank and ColourCare France S.A.
                 date:                     1 March 1991
                 subject:                  service contract

         (22)    parties:                  Minolta France and ColourCare
                                           International
                 date:                     [                          ]
                 subject:                  photocopying machine

                                  SCHEDULE 10
                                   EQUIPMENT

                                     PART A
                            (SCANDINAVIAN EQUIPMENT)


Schedule has been ommitted in accordance with S-K 601(b)(2) and will be submitted to the Commission upon request.

                                     PART B
                                (U.K. EQUIPMENT)

  NO. OF UNITS       MAKE              MODEL                DESCRIPTION                   APPROX
                                                                                           YEAR                  RELEASE
                                                                                                                 AMOUNT
  1                  CALDER            60 ft/min            Film Processor                1988                    27,000

  2                  GRETAG            40K                  Finishing Stations            1990                    34,000
                                                            Complete

  1                  AGFA              APS2                 35mm splicer                  1990                    25,000

  2                  NORITSU           Not Known            16mm paper processors         1986                    51,000

  4                  GRETAG            3141                 Printers                      1984                   136,000

  9                  AGFA              APS1                 35mm Splicers                 1986                    93,000

  2                  CALDER            60 ft/min            Film processors               1987                    34,000

                                                            TOTAL                                                400,000
                                                                                                                 =======

                                  SCHEDULE 11
                                   EMPLOYEES


Schedule has been omitted in accordance with S-K 601(b)(2) and will be submitted to the Commission upon request.

                                  SCHEDULE 12
                              SELLING SUBSIDIARIES

NAME OF SUBSIDIARY                                        DESCRIPTION OF ASSETS

ColourCare International B.V.                             Belgian Assets

ColourCare International B.V.                             Dutch Assets

ColourCare International Limited                          Equipment

ColourCare International S.L.                             Spanish Assets

ColourCare International Limited/Freeprint                UK Assets
Limited

ColourCare International (Northern Ireland)               Irish Assets
Limited

ColourCare International Limited and ColourCare           Intellectual Property Rights other than the
International (Northern Ireland) Limited                  MaxiColor trade mark

Freeprint Limited                                         Property
ColourCare International (Northern Ireland)
Limited
ColourCare International B.V.
ColourCare International S.L.

                                  SCHEDULE 13

                                MAJOR CONTRACTS



A)       ASSET LEASES:

         28.04.1990 Northern Bank Commercial Leasing Limited and BPS;

         22.03.1992 Northern Bank Industrial Leasing Limited and Belmont Photographic Services Limited (BPS);

         23.04.1992 Northern Bank Commercial Leasing Limited and BPS;

         27.04.1992 Northern Bank Commercial Leasing Limited and BPS;

         18.08.1993 Northern Bank Leasing Limited and ColourCare International (Northern Ireland) Limited;

         22.11.1993 Northern Bank Equipment Leasing Limited and ColourCare International (Northern Ireland) Limited;

         08.12.1993 Northern Bank Equipment Leasing Limited and ColourCare International (Northern Ireland) Limited;

         12.06.1990 Lombard & Ulster Leasing Facilities and BPS;

         11.06.1991 Lombard & Ulster Leasing Facilities and BPS;

         02.08.1991 Lombard & Ulster Leasing Limited and BPS;

         02.08.1991 Lombard & Ulster Leasing Facilities and BPS;

         26.02.1992 Three Agreements between Lombard & Ulster Leasing Partnership and BPS;

         07.05.1992 Lombard & Ulster Leasing Facilities and BPS;

         Undated Lombard & Ulster Plant Limited and BPS;

         16.08.1992 Lombard & Ulster Leasing Limited and ColourCare International (Northern Ireland) Limited (two Agreements);

         22.12.1992 Lombard & Ulster Facilities Limited and BPS;

         01.02.1993 Lombard & Ulster Industrial Limited and BPS; and

         16.03.1993 Lombard & Ulster Leasing Limited and ColourCare International (Northern Ireland) Limited.

B)       OTHERS:

         Contract Hire Lease Agreement dated 15 May 1992 between (1) Anglo Irish Bank Corporation plc and (2) Belmont Photographic Services (Ireland) Limited;

         Contract between (1) Bel-Air Refrigeration Ltd and (2) ColourCare International (Northern Ireland) Limited dated 31 January 1994;

         PMS Service Contract between (1) Photographic Maintenance Services and
         (2) ColourCare International (Northern Ireland) Limited dated 1 September 1993;

         PMS Service Agreement between (1) Photographic Maintenance Services and (2) ColourCare International (Northern Ireland) Limited dated 31 May 1993;

         Agreement dated 18 November 1994 and made between (1) Connor's Chemists Limited and (2) ColourCare International (Northern Ireland) Limited;

         Contract dated [               ] and made between (1) SuperColor S.A.
         and (2) ColourCare International S.L. relating to the processing of films;

         La Redoute Contract.

EXECUTED by the parties

Signed by PETER SKERROW                    )  P. SKERROW
for and on behalf of                       )
NEXUS PHOTO LIMITED                        )
in the presence of:                        )


Name of Witness :                          Duncan McDonald
                                           ---------------------

Signature of Witness:                      DUNCAN MCDONALD
                                           ---------------------

Address of Witness:                        190 Strand
                                           ---------------------

                                           London   WC2R 1JN
                                           ---------------------

Occupation of Witness:                     Solicitor
                                           ---------------------




Signed by PETER CLARKE                     )  P. CLARKE
for and on behalf of                       )
NASHUA PHOTO LIMITED                       )
in the presence of:                        )


Name of Witness :                          Sarah Cloke
                                           ---------------------

Signature of Witness:                      SARAH CLOKE
                                           ---------------------

Address of Witness:                        200 Aldersgate Street
                                           ---------------------

                                           London   EC1A 4JJ
                                           ---------------------

Occupation of Witness:                     Solicitor
                                           ---------------------

Signed by JOHN MAPLEY                      )   JOHN MAPLEY
for and on behalf of                       )
NASHUA NEDERLAND B.V.                      )
in the presence of:                        )


Name of Witness :                          Sarah Cloke
                                           ---------------------

Signature of Witness:                      SARAH CLOKE
                                           ---------------------

Address of Witness:                        200 Aldersgate Street
                                           ---------------------

                                           London    EC1A 4JJ
                                           ---------------------

Occupation of Witness:                     Solicitor
                                           ---------------------




Signed by JOHN MAPLEY                      )   JOHN MAPLEY
for and on behalf of                       )
NASHUA PHOTO LICENSING                     )
INC. in the presence of:                   )


Name of Witness :                          Sarah Cloke
                                           ---------------------

Signature of Witness:                      SARAH CLOKE
                                           ---------------------

Address of Witness:                        200 Aldersgate Street
                                           ---------------------

                                           London    EC1A 4JJ
                                           ---------------------

Occupation of Witness:                     Solicitor
                                           ---------------------

Signed by PETER ANASTOS                    )   PETER ANASTOS  P.C.A
for and on behalf of                       )
NASHUA CORPORATION                         )
in the presence of:                        )


Name of Witness :                          Sarah Cloke
                                           ---------------------

Signature of Witness:                      SARAH CLOKE
                                           ---------------------

Address of Witness:                        200 Aldersgate Street
                                           ---------------------

                                           London   EC1A 4JJ
                                           ---------------------

Occupation of Witness:                     Solicitor
                                           ---------------------




Signed by JOHN MAPLEY                      )   JOHN MAPLEY
for and on behalf of                       )
NASHUA BELMONT LIMITED                     )
in the presence of:                        )


Name of Witness :                          Sarah Cloke
                                           ---------------------

Signature of Witness:                      SARAH CLOKE
                                           ---------------------

Address of Witness:                        200 Aldersgate Street
                                           ---------------------

                                           London    EC1A 4JJ
                                           ---------------------

Occupation of Witness:                     Solicitor
                                           ---------------------

Signed by JOHN MAPLEY                      )   JOHN MAPLEY
for and on behalf of                       )
NASHUA PHOTO                               )
INTERNATIONAL                              )
INVESTMENTS INC.                           )
in the presence of:                        )


Name of Witness :                          Sarah Cloke
                                           ---------------------

Signature of Witness:                      SARAH CLOKE
                                           ---------------------

Address of Witness:                        200 Aldersgate Street
                                           ---------------------

                                           London    EC1A 4JJ
                                           ---------------------

Occupation of Witness:                     Solicitor
                                           ---------------------




Signed by JOHN MAPLEY                      )   JOHN MAPLEY
for and on behalf of                       )
NASHUA PHOTO EUROPEAN                      )
INVESTMENTS, INC.                          )
in the presence of:                        )


Name of Witness :                          Sarah Cloke
                                           ---------------------

Signature of Witness:                      SARAH CLOKE
                                           ---------------------

Address of Witness:                        200 Aldersgate Street
                                           ---------------------

                                           London    EC1A 4JJ
                                           ---------------------

Occupation of Witness:                     Solicitor
                                           ---------------------